Exhibit 10.1

$24,000,000

SECURED DEBTOR-IN-POSSESSION NOTE PURCHASE AGREEMENT

by and among

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.,

as Issuer

TRUMP ENTERTAINMENT RESORTS, INC.

as General Partner

and

CERTAIN SUBSIDIARIES AND AFFILIATES OF THE GENERAL PARTNER

FROM TIME TO TIME PARTIES HERETO,

as Guarantors

THE NOTE PURCHASERS FROM TIME TO TIME PARTY HERETO

and

WILMINGTON TRUST FSB,

as Administrative Agent and Collateral Agent

Dated as of May 25, 2010

i

8.3	Financial Statements	47
8.4	Priority of Liens; Title to Properties	48
8.5	Tax Returns	48
8.6	Litigation	48
8.7	Compliance with Other Agreements and Applicable Laws	48
8.8	Environmental Compliance	49
8.9	Employee Benefits	50
8.10	Bank Accounts	51
8.11	Intellectual Property	51
8.12	Subsidiaries; Affiliates; Capitalization	51
8.13	Labor Disputes	52
8.14	Restrictions on Subsidiaries	52
8.15	[Intentionally Omitted]	52
8.16	[Intentionally Omitted]	52
8.17	Accuracy and Completeness of Information	52
8.18	Survival of Warranties; Cumulative	53
8.19	Investment Company Act	53
8.20	Indebtedness	53
8.21	Investments	53
8.22	No Burdensome Restrictions	53
8.23	[Intentionally Omitted]	54
8.24	Security Documents	54
8.25	[Intentionally Omitted]	54
8.26	Anti-Terrorism Laws	54
8.27	Compliance with OFAC Rules and Regulations	54
8.28	Compliance with FCPA	54
8.29	[Intentionally Omitted]	55
8.30	[Intentionally Omitted]	55
8.31	The Casino Properties	55

ARTICLE 9 REPRESENTATIONS AND WARRANTIES OF THE NOTE PURCHASERS		55

ARTICLE 10 AFFIRMATIVE AND NEGATIVE COVENANTS		56
10.1	Maintenance of Existence	56
10.2	New Collateral Locations	57
10.3	Compliance with Laws, Regulations, Etc	57
10.4	Payment of Taxes and Claims	58
10.5	Insurance	59
10.6	Financial Statements and Other Information	59
10.7	Sale of Assets, Consolidation, Merger, Dissolution, Etc	62
10.8	Encumbrances	63
10.9	Indebtedness	65
10.10	Loans, Investments, Etc	66
10.11	Restricted Payments	67
10.12	Transactions with Affiliates	67
10.13	Compliance with ERISA	67

10.14	End of Fiscal Years	68
10.15	Change in Business	68
10.16	Limitation of Restrictions Affecting Subsidiaries	68
10.17	License Agreements	69
10.18	Foreign Assets Control Regulations, Etc	70
10.19	Costs and Expenses	70
10.20	[Intentionally Omitted]	71
10.21	Pledged Assets	71
10.22	Amendment of Subordinated Debt and Prepetition First Lien Financing Agreements	71
10.23	[Intentionally Omitted]	71
10.24	Sale Leasebacks	71
10.25	No Further Negative Pledges	71
10.26	[Intentionally Omitted]	72
10.27	Operating Leases	72
10.28	Further Assurances	72
10.29	Post Closing Covenants	72
10.30	Bankruptcy Related Covenants	73
10.31	Gaming Laws	73

ARTICLE 11 EVENTS OF DEFAULT AND REMEDIES		73
11.1	Events of Default	73
11.2	Remedies	76

ARTICLE 12 JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW		80
12.1	Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver	80
12.2	Waiver of Notices	82
12.3	Amendments and Waivers	82
12.4	Waiver of Counterclaims	84
12.5	Indemnification	84

ARTICLE 13 THE AGENT		85
13.1	Appointment, Powers and Immunities	85
13.2	Reliance by the Administrative Agent	86
13.3	Events of Default	86
13.4	[Intentionally Omitted]	87
13.5	Indemnification	87
13.6	Non-Reliance on the Agent and Other Note Purchasers	87
13.7	Failure to Act	88
13.8	Concerning the Collateral and the Related Financing Agreements	88
13.9	Field Audit, Examination Reports and other Information; Disclaimer by the Note Purchasers	88
13.10	Collateral Matters	89
13.11	Agency for Perfection	90
13.12	Successor Administrative Agent	90
13.13	Other Agent Designations	91

13.14	Note Purchase Agreement Controls	91

ARTICLE 14 TERM OF AGREEMENT; MISCELLANEOUS		91
14.1	Term	91
14.2	[Intentionally Omitted]	92
14.3	Notices	92
14.4	Partial Invalidity	94
14.5	Confidentiality	94
14.6	Successors	95
14.7	Assignments; Participations	96
14.8	Entire Agreement	99
14.9	USA Patriot Act	99
14.10	Counterparts, Etc	99
14.11	Legend	99
14.12	Subordination	100

ARTICLE 15 GUARANTY OF OBLIGATIONS		100
15.1	The Guaranty	100
15.2	Bankruptcy	101
15.3	Nature of Liability	101
15.4	Independent Obligation	102
15.5	Authorization	102
15.6	Reliance	102
15.7	Waiver	102
15.8	Limitation on Enforcement	103
15.9	Confirmation of Payment	103

ARTICLE 16 LIQUOR AND GAMING LAWS		104
16.1	Application of Liquor Laws and Gaming Laws	104

INDEX

TO

EXHIBITS AND SCHEDULES

Exhibit A	Information Certificate
Exhibit B	Authorized Officers
Exhibit C	Form of Weekly Operating Metrics Report
Exhibit D	Form of Monthly Forecast
Exhibit E	Use of Proceeds Schedule
Exhibit F	Commitments
Exhibit G	Issue Date Certificate
Exhibit H	Form of Note
Exhibit I	Transfer and Acceptance
Exhibit J	Withdrawal Certificate

v

SECURED DEBTOR-IN-POSSESSION NOTE PURCHASE AGREEMENT

This Secured Debtor-in-Possession Note Purchase Agreement (this “Agreement”), dated as of May 25, 2010, is entered into by and among TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P., a Delaware limited partnership (the “Issuer”), TRUMP ENTERTAINMENT RESORTS, INC., a Delaware corporation and general partner of the Issuer (the “General Partner”), as a Guarantor (as hereinafter defined), those certain Subsidiaries of the Issuer from time to time party hereto as guarantors, the parties hereto from time to time as note purchasers, whether by execution of this Agreement or a Transfer and Acceptance (each individually, a “Note Purchaser” and collectively, “Note Purchasers”), and WILMINGTON TRUST FSB, a Federal savings bank, in its capacity as administrative agent and collateral agent for the Note Purchasers (in each such capacity, the “Administrative Agent” and the “Collateral Agent” as hereinafter further defined; collectively, the “Agent”).

W I T N E S S E T H:

WHEREAS, on February 17, 2009 (the “Petition Date”), the Issuer, the General Partner, Trump Entertainment Resorts Funding, Inc., and certain of their direct and indirect Subsidiaries (the “Initial Debtors”) filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey in Camden, New Jersey (the “Bankruptcy Court”) and commenced cases which are being jointly administered under the caption In re: TCI 2 Holdings, LLC, et al Debtors, Chapter 11 Case Nos.: 09-13654 through 09-13656 and 09-13658 through 09-13664 (JHW) (the “Initial Cases”);

WHEREAS, the Issuer Related Parties (as defined below) and the other Debtors (as defined below) continue to operate their businesses and manage their property under Sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, the Issuer has requested that the Agent and the Note Purchasers enter into this Agreement to provide the Issuer with a note purchase facility in an aggregate principal amount of $24,000,000;

WHEREAS, to provide security for the repayment of such Notes (as defined below), and the payment of the other Obligations of the Issuer Related Parties hereunder and under the other Financing Agreements (as defined below), the Issuer Related Parties have agreed to grant to the Collateral Agent, for the benefit of itself and the Note Purchasers, certain superpriority (subject to the terms hereof) security interests and liens pursuant to this Agreement, the other Financing Agreements, the DIP Order (hereinafter defined) and the Bankruptcy Code Sections 364(b), 364(c), and 364(d), subject to the terms and conditions herein; and

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Defined Terms.

For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

“13-Week Projection” means a projected statement of sources and uses of cash for the Issuer Related Parties and their Subsidiaries on a weekly basis for the following 13 calendar weeks, including the anticipated uses of the proceeds from the Notes and the Cash Collateral, as well as all other proposed capital expenditures, for each week during such period, in substantially the form that has been delivered under the Final Cash Collateral Order and otherwise in form and substance reasonably satisfactory to the Required Note Purchasers. As used herein, the “13-Week Projection” shall initially refer to the Initial 13-Week Projection, and thereafter, the most recent 13-Week Projection delivered by the Issuer in accordance with Section 10.6(f) hereof. The uses of cash referenced in the 13-Week Projection shall be consistent with Section 6.6 hereof.

“Account Control Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to the Required Note Purchasers, by and among the Collateral Agent, the applicable Issuer Related Party with an account at any depository institution, and the depository institution at which such account is at any time maintained which provides that such depository institution will comply with instructions originated by the Collateral Agent directing disposition of the funds in the deposit account after the occurrence and during the continuation of an Event of Default without further consent by such Issuer Related Party and has such other terms and conditions as the Required Note Purchasers may reasonably require.

“Accounts” means, as to each Issuer Related Party, all (i) present and future rights of such Issuer Related Party to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by Chattel Paper or an Instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card and (ii) of such Issuer Related Party’s other “accounts” (as defined in the UCC).

“Actual Need” has the meaning set forth in Section 2.2(b) hereof.

“Administrative Agent” has the meaning ascribed to such term in the Preamble set forth herein and shall include any replacement or successor administrative agent hereunder.

“Administrative Details Form” means, with respect to any Note Purchaser, a document containing such Note Purchaser’s contact information for purposes of notices provided under this Agreement and account details for purposes of payments made to such Note Purchaser under this Agreement.

“Affiliate” means, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person; provided, however, that neither the Agent nor any Note Purchaser shall be deemed to be an Affiliate of any of the Issuer Related Parties for any purposes hereunder. For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

“Agent” has the meaning ascribed to such term in the Preamble set forth herein.

“Agent Fee Schedule” means the Fee Schedule, dated as of May 25, 2010, from the Issuer to the Agent.

“Agreement” has the meaning ascribed to such term in the Preamble set forth herein.

“AHC” means the ad hoc committee of certain holders of the Second Lien Notes.

“AHC/Debtor Plan” has the meaning ascribed to such term in the DIP Order.

“Authorized Officers” means the officers listed on the attached Exhibit B or such replacement Exhibit that any Authorized Officer may in the future provide to the Administrative Agent in writing.

“Avoidance Actions” means the Debtors’ claims and causes of action under Sections 502(d), 542, 544, 545, 547, 548, 549, 550, 552 and 553 of the Bankruptcy Code and any other avoidance actions under the Bankruptcy Code and the proceeds thereof and property received thereby whether by judgment, settlement or otherwise.

“Backstop Agreement” means that certain Amended and Restated Backstop Agreement, dated December 11, 2009, among the Issuer, the General Partner and the Note Purchasers signatory thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Bankruptcy Court” has the meaning ascribed to such term in the Recitals set forth herein.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the States of Delaware, Minnesota or New York and a day on which the Administrative Agent is open for the transaction of business.

“Capital Lease” means, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

“Carve-Out” means, following a Carve-Out Event, to the extent unencumbered funds are not available to pay administrative expenses in full an amount equal to, (x)(i) any unpaid fees, costs and expenses that were accrued or incurred prior to the Carve-Out Event by the Professionals to the extent subsequently allowed by an order of the Bankruptcy Court plus (ii) those fees, costs and expenses incurred by the Professionals and any subsequent trustee of the Debtors’ estates after the Carve-Out Event and subsequently allowed by order of the Bankruptcy Court (provided, that the amount of such fees, costs and expenses included in this clause (ii) shall not exceed $1,000,000 in the aggregate) and (y) fees pursuant to 28 U.S.C. § 1930 and any fees payable to the Clerk of the Bankruptcy Court.

“Carve-Out Event” means the occurrence of an Event of Default, with respect to which Event of Default the Administrative Agent provides notice to the Issuer (at the written direction of the Required Note Purchasers) of the occurrence of such Event of Default.

“Cases” means the Initial Case(s) pending with the Bankruptcy Court under Chapter 11 of the Bankruptcy Code.

“Cash Collateral” has the meaning ascribed to such term in the DIP Order.

“Casino Property” means, (a) the hotel and complex currently known as the “Trump Plaza Hotel and Casino” in Atlantic City, New Jersey, (b) the hotel and complex currently known as the “Trump Marina Hotel Casino” in Atlantic City, New Jersey, (c) the hotel and complex currently known as the “Trump Taj Mahal Casino Resort” in Atlantic City, New Jersey and (d) each future hotel and complex owned by any Issuer Related Party or any of their respective Subsidiaries.

“CCC” means the State of New Jersey Casino Control Commission.

“Change Of Control” means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert (other than one or more Permitted Holders) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of any Issuer Related Party representing 51% or more of the combined voting power of all Voting Stock of such Issuer Related Party; (b) any Person or two or more Persons acting in concert (other than one or more Permitted Holders) shall have acquired by contract or otherwise the power to exercise, directly or indirectly, a controlling influence over the management or policies of any Issuer Related Party; (c) the General Partner shall cease to own, directly or indirectly, all of the Voting Stock of each entity holding any equity interest in the Casino Properties; or (d) the General Partner shall cease to be the sole general partner of the Issuer.

“Closing Date” means the date hereof.

“Code” means the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Collateral” means a collective reference to all pre-petition and post-petition real and personal property, whether now owned or hereafter acquired and wherever located, pledged to the Administrative Agent and/or the Collateral Agent pursuant to the terms of this Agreement, the DIP Order, the other Financing Agreements or otherwise, as is more specifically described in Section 5.1 hereof.

“Collateral Agent” shall have the meaning ascribed to such term in the Preamble set forth herein and shall include and any replacement or successor collateral agent hereunder.

“Combined First Lien Obligation” shall have the meaning ascribed to such term in the DIP Order.

“Combined First Priority Lien” shall have the meaning ascribed to such term in the DIP Order.

“Commitment” means, with respect to each Note Purchaser, the several commitment of such Note Purchaser to purchase its Pro Rata Share of the Notes hereunder, in the amount referenced on Exhibit F attached hereto, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as “Commitments.”

“Commitment Letter” means that certain Amended and Restated Commitment Letter, dated as of March 26, 2010, from the Commitment Parties (as defined therein), addressed to the Issuer and the General Partner.

“Confirmation Order” means an order, in form and substance satisfactory to the Administrative Agent, the Note Purchasers and the Debtors, confirming the AHC/Debtor Plan.

“Consistent with Budget” means, unless otherwise authorized by the Bankruptcy Court or agreed to by the Note Purchasers, compliance in all respects with the current 13-Week Projection. Notwithstanding anything contrary to the foregoing, the Issuer Related Parties shall be deemed to be in compliance with the current 13-Week Projection so long as for each week, the sum of (i) the difference of (x) “net deposits” for such week and (y) “total disbursements” for such week, plus (ii) “beginning cash” for such week, plus (iii) cash on hand constituting “cage cash” that is required by the CCC to remain at the Debtors for such week in such aggregate amount not to exceed the amount required by the CCC to remain at the Debtors (the “Minimum Required Cage Cash”) is not less than 85% of the sum of the (x) “Ending Cash” line item for such week and (y) “Estimated Cash on Casino Floor” line item for such week, in each case, as set forth in the current 13-Week Projection.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning described in Sections 104 and 106 of Article 9 of the UCC.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Debtors” means the Initial Debtors.

“Default” means an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

“Default Rate” has the meaning set forth in the definition of “Interest Rate.”

“Defaulting Note Purchaser” has the meaning set forth in Section 12.3(c) hereof.

“DIP Proceeds Account” has the meaning set forth in Section 6.6 hereof.

“DIP Order” means an order of the Bankruptcy Court, in form and substance acceptable to the Required Note Purchasers, which among other things (i) authorizes and approves this Agreement and the transactions contemplated hereby; and (ii) lifts or modifies the automatic stay to permit the Issuer Related Parties to perform their obligations and the Administrative Agent and the Note Purchasers to exercise their rights and remedies with respect to the transactions contemplated hereby, which order shall be in full force and effect, not reversed, vacated or stayed and not amended, supplemented or otherwise modified without the prior written consent of the Required Note Purchasers.

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person.

“Disqualification Finding” has the meaning set forth in Section 16.1(b) hereof.

“Dollars” and “$” mean dollars in lawful currency of the United States of America.

“Effect of Bankruptcy” means, with respect to any Contractual Obligation, contract or agreement to which the Issuer Related Parties or any of their Subsidiaries is a party, any default or any other legal consequences arising on account of the commencement of the filing of the Cases, as applicable (including the implementation of any stay), or the rejection of any such Contractual Obligation, contract or agreement with the approval of the Bankruptcy Code if required under applicable Law.

“Effective Date” has the meaning given such term in the AHC/Debtor Plan.

“Eligible Transferee” means (a) any Note Purchaser; and (b) any entity that is eligible to become a Note Purchaser pursuant to applicable Gaming Laws and subject to applicable securities laws that is either (1) any Affiliate of such Note Purchaser; (2) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in secured debt and similar extensions of credit in the ordinary course of its business and is administered or managed by a Note Purchaser or with respect to any Note Purchaser that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Note Purchaser or by an Affiliate of such investment advisor; (3) any entity, with the consent of the Issuer, or (4) any other commercial bank, financial institution or “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit, invests in bank loans or purchases commercial paper as one of its businesses; provided, that except as the Administrative Agent and Required Note Purchasers may otherwise specifically agree, (i) neither the Issuer, any Guarantor nor any Affiliate or Subsidiary of any of the Issuer Related Parties or any Guarantor shall qualify as an Eligible Transferee, (ii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Issuer Related Party shall qualify as an Eligible Transferee and (iii) no Person that owns a business line substantially similar to any of the Issuer’s material business lines, shall qualify as an Eligible Transferee.

“Environmental Action” means any action, suit, demand, written demand letter, claim, written notice of non-compliance or violation, written notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Laws” means all applicable foreign, federal, state and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Issuer or Guarantor and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to exposure to Hazardous Materials, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials and the environment. The term “Environmental Laws” includes, to the extent applicable, (i) the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, including the federal Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act of 1972, the federal Clean Water Act, the federal Clean Air Act, the federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the federal Toxic Substances Control Act, the federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe

Drinking Water Act of 1974, (ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equipment” means, as to each Issuer Related Party, all of such Issuer Related Party’s now owned and hereafter acquired equipment, wherever located, including without limitation, all machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, and all other equipment (as defined in the UCC) and all attachments, accessions and property now or hereafter affixed to any of the foregoing or used in connection therewith, and substitutions and replacements thereof, wherever located.

“Equity Issuance” means the issuance by the General Partner, the Issuer or any of their Subsidiaries of any Capital Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

“ERISA Affiliate” means any person required to be aggregated with any Issuer Related Party or any of their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code; provided, however, that neither the Agent nor any Note Purchaser shall be deemed to be an ERISA Affiliate of any of the Issuer Related Parties for any purposes hereunder.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan, other than events as to which the requirement of notice has been waived in regulations by the Pension Benefit Guaranty Corporation; (b) the adoption of any amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) a complete or partial withdrawal by any Issuer Related Party or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Pension Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; and (f) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Issuer Related Party or any ERISA Affiliate in excess of $1,000,000.

“Event of Default” means the occurrence or existence of any event or condition described in Section 11.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

“Excluded Deposit Account” means any deposit account with an amount on deposit that does not exceed $25,000 in the aggregate at any point in time.

“Extraordinary Receipts” means any cash received by the Issuer Related Parties not in the ordinary course of business (and not consisting of proceeds described in Section 2.4(b)(i) hereof) by way of proceeds of insurance, condemnation awards (and payments in lieu thereof), or other compensation received by the Issuer Related Parties with respect to any loss of or damage to, or any condemnation or other taking of, any property of the Issuer Related Parties.

“Final Cash Collateral Order” means that certain Final Order (I) Authorizing Use of Cash Collateral Pursuant to Section 363 of Bankruptcy Code and (II) Providing Adequate Protection to Prepetition Secured Parties Pursuant to Sections 361, 362, 363, and 364 of Bankruptcy Code, entered by the Bankruptcy Court on March 23, 2009 (as amended, modified or supplemented from time to time).

“Financing Agreements” means, collectively, the DIP Order, this Agreement, the Security Documents, the Notes, the Agent Fee Schedule, all other notes, guarantees, Account Control Agreements, Investment Property Control Agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Issuer Related Party in connection with this Agreement. For the avoidance of doubt, Financing Agreements shall not include the Second Lien Notes, the Second Lien Note Indenture or the Prepetition First Lien Financing Agreements.

“First Lien Adequate Protection Claims” has the meaning given to such term in Section 5.2(f) hereof.

“Foreign Note Purchaser” means any Note Purchaser that is not a United States person within the meaning of Section 7701(a)(30) of the Code.

“Funding Bank” has the meaning given to such term in Section 3.2(a) hereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States Federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter existing, or any officer or official thereof, including, without limitation, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement and any other agency, in each case, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Issuer Related Parties or any of their respective Subsidiaries.

“Gaming Facility” means the casinos owned or operated by the Issuer Related Parties and all other real property owned by an Issuer Related Party which is directly ancillary thereto or used in connection therewith, including any hotels, resorts, card clubs, theaters, parking facilities, recreational vehicle parks, timeshare operations, retail shops, restaurants, other buildings, land, golf courses and other recreation and entertainment facilities, marinas, vessels, barges, ships and related equipment.

“Gaming Laws” means all laws and regulations pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by the Issuer Related Parties.

“Gaming Licenses” means every license, franchise or other authorization required to own, lease, operate or otherwise conduct or manage gambling, gaming or casino activities in any state or jurisdiction where the Issuer Related Parties conduct business, and any applicable liquor licenses.

“General Partner” has the meaning ascribed to such term in the Preamble set forth herein.

“Governmental Authority” means any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantors” means the General Partner, TCI 2 Holdings LLC, Trump Marina Associates, LLC, Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC, Trump Entertainment Resorts Development Company, LLC, Trump Entertainment Resorts Funding, Inc., and any other Subsidiaries of any of the Issuer Related Parties that become Guarantors hereunder pursuant to Section 10.20 hereof.

“Guaranty” means the guaranty of the Guarantors set forth in Section 15.1 hereof.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

“Hazardous Materials” means any substances, materials and wastes, classified, characterized or regulated hazardous or toxic or a pollutant or contaminant, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, polychlorinated biphenyls (including materials which include hazardous constituents) or any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

“Indebtedness” means, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (other than an account payable to a trade creditor (whether or not an Affiliate) incurred in the ordinary course of business of such Person and payable in accordance with customary trade practices); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; (i) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments; (j) indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent that the terms of such indebtedness expressly provide that such Person is not liable therefor or such Person has no liability therefor as a matter of law; and (k) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

“Information Certificate” means, collectively, the Information Certificates of the Issuer Related Parties constituting Exhibit A hereto containing material information with respect to the Issuer Related Parties, their respective businesses and assets provided by or on behalf of the Issuer Related Parties to the Administrative Agent and the Note Purchasers in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

“Initial 13-Week Projection” means the 13-Week Projection delivered on or before the Closing Date, which covers the time period from the Closing Date through and including the thirteenth (13th) week after the Closing Date.

“Initial Cases” has the meaning ascribed to such term in the Recitals set forth herein.

“Initial Debtors” has the meaning ascribed to such term in the Recitals set forth herein.

“Intellectual Property” means, as to each the Issuer Related Party, such Issuer Related Party’s now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to any Issuer Related Party’s use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark, or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained. For the avoidance of doubt, the term Intellectual Property, whenever used herein, shall include, without limitation, the uncontested right of the Issuer Related Parties to the use the “Trump” name on, and in connection with the operation of, all Casino Properties and in any and all other Permitted Businesses.

“Interest Rate” means

(a) Ten percent (10%) per annum.

(b) Notwithstanding anything to the contrary contained in clause (a) of this definition, the Interest Rate shall mean twelve percent (12%) per annum (the “Default Rate”), without notice, (A) for the period on and after the Termination Date until such time as all Obligations are paid and satisfied in full in immediately available funds, and (B) for the period from and after the date of the occurrence of any Event of Default, and until such Event of Default is no longer continuing or has been waived or cured, in each case, in accordance with the Financing Agreements.

“Inventory” means, as to each Issuer Related Party, all of such Issuer Related Party’s now owned and hereafter existing or acquired inventory (as defined in the UCC) and other goods, wherever located, which (a) are leased by such Issuer Related Party as lessor; (b) are held by such Issuer Related Party for sale or lease or to be furnished under a contract of service; (c) are furnished by such Issuer Related Party under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

“Investment Property Control Agreement” means an agreement in writing, in form and substance reasonably satisfactory to the Required Note Purchasers, by and among the Collateral Agent, any Issuer Related Party (as the case may be) and any securities intermediary who has custody, control or possession of any investment property of such Issuer Related Party acknowledging that such securities intermediary will comply with entitlement orders originated by the Collateral Agent with respect to such investment property, or other instructions of the Collateral Agent without further consent by the Issuer Related Parties, and has such other terms and conditions as the Required Note Purchasers may reasonably require.

“Issuance” has the meaning set forth in Section 2.1(b) hereof.

“Issue Date Certificate” has the meaning set forth in Section 4.2(h) hereof.

“Issuer” has the meaning set forth in the Preamble of this Agreement.

“Issuer Related Parties” means, collectively, the Issuer and the Guarantors and “Issuer Related Party” means any one of them.

“Laws” means, as to any Person, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case binding on such Person or to which such Person or any of its property or assets is subject (including, without limitation, all applicable Debtor Relief Laws, Gaming Laws and Liquor Laws).

“Legend” has the meaning set forth in Section 14.11 hereof.

“License Agreements” has the meaning set forth in Section 8.11 hereof.

“License Revocation” means the loss, revocation, failure to renew, termination or suspension of any Gaming License issued by any Gaming Authority covering any Gaming Facility.

“Liquor Laws” has the meaning set forth in Section 16.1(a) hereof.

“Material Adverse Change” means any event, effect, condition or occurrence that singly or in the aggregate with all other such events, effects, conditions or occurrences, resulted in or could reasonably be expected to result in a Material Adverse Effect.

“Material Adverse Effect” means a material adverse effect (i) on the business, results of operations, property, condition (financial or otherwise) or prospects of the Debtors taken as a whole, other than an effect (1) resulting from general economic or business conditions (except to the extent such conditions have a significantly disproportionate adverse effect on the Debtors taken as a whole); (2) affecting companies in the Debtors’ industry generally or such industry in Atlantic City, New Jersey (except to the extent such conditions have a significantly disproportionate adverse effect on the Debtors taken as a whole); (3) resulting from any changes in any applicable law, or in generally accepted accounting principles; (4) that is fully cured before the earlier of the date of any termination of this Agreement and the Closing Date; (5) resulting from the negotiation, announcement or performance of the Commitment Letter or the transactions contemplated hereby, including by reason of the identity of the Note Purchasers or communication by a Note Purchaser or its affiliates of its plans or intentions regarding operation of the Debtors’ business; (6) resulting from any act or omission of the Debtors taken with the prior written consent of the Note Purchasers; (7) directly resulting from the filing of the Case or from any action approved by the Bankruptcy Court; or (8) resulting from acts of war or terrorism, whether or not directed at the Debtors, (ii) on the ability of the Debtors, subject to the approvals and other authorizations set forth in the Backstop Agreement or in the Financing Agreements, to consummate the transactions contemplated by the AHC/Debtor Plan or the Financing Agreements, (iii) on the legality, validity or enforceability of this Agreement or any of the other material Financing Agreements, (iv) on the legality, validity, enforceability, perfection or priority of the material security interests and liens of the Collateral Agent upon the Collateral, (v) on the Collateral or its value, (vi) on the ability of the Issuer to repay its Obligations or of any material Issuer Related Party to perform its obligations under this Agreement or any of the other Financing Agreements as and when to be performed, or (vii) on the ability of the Administrative Agent or any Note Purchaser to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of the Administrative Agent and the Note Purchasers under this Agreement or any of the other material Financing Agreements.

“Material Contract” means any contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Issuer Related Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

“Monthly Forecast” means a business plan and projected operating budget for the Issuer Related Parties and their respective Subsidiaries for a period of six (6) months after the Closing Date, broken down by month, including income statements, balance sheets, cash flow statements and projected capital expenditures, a line item for total available liquidity for the period covered thereby and setting forth the anticipated uses of the proceeds of the Notes for such period (which shall be consistent with Section 6.6 hereof) and such other business plan metrics as are mutually agreed by the chief financial officer of the Issuer and the Required Note Purchasers. As part of the Monthly Forecast, the chief financial officer of the Issuer shall certify that the Monthly Forecast has been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation. The Monthly Forecast shall be acceptable to the Required Note Purchasers.

“Mortgages” means any mortgage, deed of trust or deed to secure debt executed by an Issuer Related Party in favor of the Collateral Agent, for the benefit of the Secured Parties, as the same may be amended, modified, extended, restated, replaced, or supplemented from time to time.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Issuer Related Party or any ERISA Affiliate or with respect to which any Issuer Related Party or any ERISA Affiliate may incur any liability.

“Net Cash Proceeds” means, with respect to any Disposition, Equity Issuance or incurrence of Indebtedness (other than an incurrence of Indebtedness expressly permitted under Section 10.9) by any Issuer Related Party or any of its Subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Issuer Related Party or such Subsidiary, in connection therewith after deducting therefrom only (a) solely in the case of a Disposition, the principal amount of any Indebtedness secured by any lien permitted by Section 10.8 that is senior to the liens securing the Obligations, on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (b) any amounts from the proceeds of such Disposition required to prepay the obligations outstanding under the Prepetition First Lien Financing Agreements, (c) reasonable and documented out-of-pocket expenses related thereto incurred by such Issuer Related Party or such Subsidiary in connection therewith, (d) transfer taxes paid to any taxing authorities by such Issuer Related Party or such Subsidiary in connection therewith, and (e) net income taxes payable by any Issuer Related Party in connection with any such Disposition, Equity Issuance or incurrence of Indebtedness (after taking into account any tax credits or deductions and any tax sharing arrangements).

“Notes” means the secured term notes sold by the Issuer to the Note Purchasers, from time to time, pursuant to the Notes Facility as set forth in Section 2.1 hereof, in each case, in the form of Exhibit H hereto.

“Notes Facility” means the issuances and sales of the Notes by the Issuer pursuant to ARTICLE 2 hereof.

“Note Purchasers” has the meaning set forth in the Preamble of this Agreement.

“Obligations” means the Indebtedness evidenced by the Notes and any and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any Issuer Related Party to the Administrative Agent, the Collateral Agent and any Note Purchaser and any of their Affiliates, including principal, interest, charges, fees, costs and expenses (including without limitation, all fees, costs, expenses and other items referenced under Section 10.19 hereof), however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the term of this Agreement or after the commencement of the Case(s) or any other case with respect to such Issuer Related Party under the Debtor Relief Laws or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of the Case(s) or any other such case, whether or not such amounts are allowed or allowable in whole or in part in the Case(s) or case(s)), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Operating Leases” means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time of any property (whether real, personal or mixed)) which is not a Capital Lease other than any such lease in which that Person is the lessor.

“Other Taxes” has the meaning given to such term in Section 6.4(c) hereof.

“Participant” means any financial institution that acquires and holds a participation in the interest of any Note Purchaser in the Notes in conformity with the provisions of Section 14.7 of this Agreement governing participations.

“Patriot Act” means the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Issuer Related Party sponsors, maintains, or to which any Issuer Related Party or ERISA Affiliate makes, is making, or is obligated to make contributions, other than a Multiemployer Plan.

“Permit” means any license (including, without limitation, any Gaming License), franchise, authorization, statement of compliance, certificate of operation, certificate of occupancy and permit required for the lawful ownership, occupancy, operation and use of all or a material portion of the Gaming Facilities (which may be temporary or permanent) (including, without limitation, those required for the use of the Gaming Facilities as a licensed casino facility).

“Permitted Business” means the line of business conducted by the Issuer, the General Partner or any Subsidiary of any Issuer Related Party on the Effective Date.

“Permitted Holder” means any holder of Second Lien Notes that is a member of the AHC.

“Permitted Investments” has the meaning set forth in Section 10.10 hereof.

“Permitted Liens” has the meaning set forth in Section 10.8 hereof.

“Person” or “person” means any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

“Petition Date” has the meaning ascribed to such term in the Recitals hereto.

“Pledge Agreement” means any pledge agreement delivered to the Administrative Agent and/or the Collateral Agent pursuant to Section 5.1(k) hereof, executed by the Issuer Related

Parties party thereto (or any of their Subsidiaries) in favor of the Administrative Agent and/or the Collateral Agent, as amended, modified, extended, restated, replaced, or supplemented from time to time in accordance with its terms, each in form and substance satisfactory to the Required Note Purchasers.

“Pre-Petition Payment” means a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition (i) Indebtedness, (ii) “critical vendor payments” or (iii) trade payables (including, without limitation, in respect of reclamation claims), or other pre-petition claims against any Debtor.

“Pre-Petition Second Lien Parties” means the holders of the Second Lien Notes and U.S. Bank National Association in its capacity as collateral agent under the Second Lien Note Indenture.

“Prepetition Agent” means Beal Bank, in its capacity as collateral agent and administrative agent under the Prepetition Credit Agreement and the other Prepetition First Lien Financing Agreements, together with any successor collateral agent and/or administrative agent thereunder.

“Prepetition Credit Agreement” means that certain Credit Agreement dated as of December 21, 2007, by and among the Issuer, the General Partner, the other guarantors from time to time party thereto, the Prepetition First Lien Lenders and the Prepetition Agent pursuant to which the Prepetition First Lien Lenders agreed to provide certain credit facilities to the Issuer, as amended through the date hereof.

“Prepetition First Lien Financing Agreements” has the meaning specified for the term “Loan Documents” in the Prepetition Credit Agreement.

“Prepetition First Lien Lenders” means those certain lenders and other financial institutions from time to time party to the Prepetition Credit Agreement.

“Prepetition First Lien Lender Liens” has the meaning set forth in the Final Cash Collateral Order.

“Prepetition First Lien Obligations” has the meaning specified for the term “Obligations” in the Prepetition Credit Agreement and in addition shall include the First Lien Adequate Protection Claims.

“Pro Rata Share” means, with respect to any Note Purchaser at any time, the fraction (expressed as a percentage) the numerator of which is the sum of the amount of Notes of such Note Purchaser and the amount of such Note Purchaser’s Commitment at such time and the denominator of which is the sum of the aggregate amount of all outstanding Notes and of the Commitments of all of the Note Purchasers, at such time, as adjusted from time to time in accordance with the provisions of Section 14.7 hereof; provided, that, if the aggregate Commitments have been terminated or reduced to zero, the numerator shall be the aggregate unpaid principal amount of the Notes of such Note Purchaser at such time, and the denominator shall be the aggregate unpaid principal amount of all outstanding Notes at such time.

“Professionals” means, collectively, the professionals retained by the Debtors in connection with the Cases.

“Purchase Price” has the meaning set forth in Section 2.1(b) hereof.

“Real Property” means all now owned and hereafter acquired real property of any Issuer Related Party, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

“Receivables” means all of the following now owned or hereafter arising or acquired property of each Issuer Related Party: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of such Issuer Related Party; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof payable to any Issuer Related Party or otherwise in favor of or delivered to any Issuer Related Party in connection with any Account; or (e) all other accounts, contract rights, Chattel Paper, Instruments, notes, general intangibles and other forms of obligations owing to any Issuer Related Party, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Issuer Related Party or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Issuer Related Party) or otherwise associated with any Accounts, Inventory or general intangibles of any Issuer Related Party (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Issuer Related Party in connection with the termination of any Pension Plan or other employee benefit plan and any other amounts payable to any Issuer Related Party from any Pension Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Issuer Related Party is a beneficiary).

“Records” means, as to each Issuer Related Party, all of such Issuer Related Party’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Issuer Related Party with respect to the foregoing maintained with or by any other person).

“Register” has the meaning set forth in Section 14.7(c) hereof.

“Required Note Purchasers” means, as at any time of determination, Note Purchasers having more than fifty (50%) percent of the aggregate principal amount of Notes outstanding at such time and the aggregate Commitments at such time; provided, that the Notes and Commitments of any Defaulting Note Purchaser shall be excluded for purposes of making a determination of Required Note Purchasers.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at the web site of the U.S. Department of the Treasury located at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html or as otherwise published from time to time.

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at the web site of the U.S. Department of the Treasury located at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Second Lien Note Indenture” means that certain Indenture dated as of May 20, 2005 by and between the Issuer, the General Partner, the guarantors from time to time party thereto and U.S. Bank National Association, as trustee, as it may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

“Second Lien Notes” means those certain 8 1/2% senior secured notes due 2015 issued by the Issuer on May 20, 2005, as they may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

“Secured Parties” means the Collateral Agent, the Administrative Agent and the Note Purchasers.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Security Documents” means this Agreement, the DIP Order, Pledge Agreement, Investment Account Control Agreement, Account Control Agreements, and all other agreements, documents and instruments relating to, arising out of, or in any way connection with any of the foregoing documents or granting to the Collateral Agent, liens or security interests to secure, inter alia, the Obligations whether now or hereafter executed and/or filed, each as may be amended from time to time in accordance with the terms hereof, executed and delivered in connection with the granting, attachment and perfection of the Collateral Agent’s security interests and liens arising hereunder and thereunder, including, without limitation, UCC financing statements. The Security Documents shall supplement, and shall not limit or be deemed to limit, the grant of security interests in and liens on the Collateral pursuant to the DIP Order.

“Stated Maturity Date” means the earlier of (a) the date that is six (6) months following the Closing Date and (b) the date that is five (5) months following the date the Confirmation Order is entered by the Bankruptcy Court if the Backstop Agreement is not amended before such date to extend the outside date contained in Section 9(a)(iii) thereof.

“Subordinated Debt” means (a) subordinated Indebtedness of the Issuer evidenced by a subordinated seller note that contains subordination and other terms acceptable to the Required Note Purchasers and (b) any other any Indebtedness incurred by any Issuer Related Party or any of their Subsidiaries, in each case which by its terms is specifically subordinated in right of payment to the prior payment of the Obligations and contains subordination and other terms acceptable to the Required Note Purchasers.

“Subsequent Issue Date” means any date of an Issuance after the Closing Date.

“Subsidiary” or “subsidiary” means, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

“Superpriority Claim” means a claim against any Debtor which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

“Supplemental DIP Financing” has the meaning set forth in Section 10.9(g) hereof.

“Supplemental DIP Liens” means the liens or security interests granted to secure any Supplemental DIP Financing pursuant to the DIP Order.

“Supplemental DIP Superpriority Claims” means those superpriority administrative expense claims under Section 364(c) of the Bankruptcy Code in respect of the Supplemental DIP Financing.

“Termination Date” means the earliest to occur of (i) the Stated Maturity Date, (ii) the effective date of the AHC/Debtor Plan, (iii) the date of confirmation of any plan of reorganization in the Cases other than the AHC/Debtor Plan, or (iv) the acceleration of the Obligations hereunder as a result of the occurrence of an Event of Default.

“Trade Receipts” means revenues of any nature derived from the operation of the Casino Properties and any other businesses or assets of the Issuer Related Parties.

“Transfer and Acceptance” means a Transfer and Acceptance substantially in the form of Exhibit I hereto entered into by an assigning Note Purchaser and an assignee delivered to the Administrative Agent in connection with an assignment and transfer of a Note Purchaser’s interest hereunder and under its Notes in accordance with the provisions of Section 14.7 hereof.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Administrative Agent may otherwise determine).

“U.S. Trustee” means the United States Trustee for the District of New Jersey.

“Use of Proceeds Schedule” means the use of proceeds schedule attached hereto as Exhibit E, which shall be delivered by the Issuer to the Agent on or prior to the Closing Date and (i) shall be subject to the approval of the Required Note Purchasers and (ii) may not be amended in any respect without the prior written consent of the Required Note Purchasers.

“Variance Report” has the meaning ascribed to such term in Section 10.6(g) hereof.

“Voting Stock” means with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

“Weekly Operating Metrics Report” means a report substantially in the form attached hereto as Exhibit C.

“Withdrawal Certificate” means a certificate substantially in the form attached hereto as Exhibit J.

1.2 Interpretative Provisions.

(a) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(b) All references to any Issuer Related Party, the Agent or Note Purchaser pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

(c) The words “hereof,” “herein,” “hereunder,” “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(d) The word “including” when used in this Agreement shall mean “including, without limitation” and the word “will” when used in this Agreement shall be construed to have the same meaning and effect as the word “shall.”

(e) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 12.3 or is cured in a manner satisfactory to the Required Note Purchasers, if such Event of Default is capable of being cured.

(f) All references to the term “good faith” used herein when applicable to the Agent or any Note Purchaser shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. The Issuer Related Parties shall have the burden of proving any lack of good faith on the part of the Agent or any Note Purchaser alleged by any Issuer Related Party at any time.

(g) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied. Notwithstanding anything to the contrary contained in GAAP or any interpretations or other pronouncements by the Financial Accounting Standards Board or otherwise, the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is unqualified and also does not include any explanation, supplemental comment or other comment concerning the ability of the applicable person to continue as a going concern or the scope of the audit.

(h) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(i) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(j) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(k) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(l) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to the Administrative Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against the Agent or the Note Purchasers merely because of the Agent’s or any Note Purchaser’s involvement in their preparation.

(m) The term “pre-petition” means, with respect to any Debtor, (A) when used to refer to a period in time, the time prior to the filing of the applicable Case, (B) when used to refer to an obligation, an obligation of such Debtor that was incurred prior to the filing of the applicable Case and (C) when used to refer to any property or asset, the property or asset (or the interest therein) of such Debtor that was acquired prior to the filing of the applicable Case.

(n) The term “post petition” means, with respect to any Debtor, (A) when used to refer to a period in time, the time after the filing of the applicable Case, (B) when used to refer to an obligation, an obligation of such Debtor that was incurred after the filing of the applicable Case and (C) when used to refer to any property or asset, the property or asset (or the interest therein) of such Debtor that was acquired after the filing of the applicable Case.

(o) In addition, unless otherwise defined herein, as used herein, the terms “Deposit Accounts”, “Chattel Paper” (whether tangible or electronic), “Commercial Tort Claims”, “Commodity Contracts”, “Commodity Accounts”, “Documents”, “Instruments”, “Financial Assets”, “Fixtures”, “General Intangibles”, “Goods”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Payment Intangibles”, “Proceeds”, “Securities”, “Securities Accounts”, “Security Entitlements”, “Software” and “Supporting Obligations” shall have the respective meanings assigned to them in the UCC.

ARTICLE 2

AMOUNT AND TERMS OF NOTES

2.1 The Notes.

(a) Authorization of the Notes. The Issuer will authorize the issuance and sale of the Notes, from time to time, to the Note Purchasers in an aggregate principal amount not to exceed $24,000,000. As used herein, the term “Notes” includes all notes originally issued pursuant to this Agreement and any notes issued in substitution therefor pursuant to Section 14.7.

(b) Sale and Purchase of Notes. Subject to the terms and conditions set forth herein, including timely delivery of an Issue Date Certificate, and relying on the representations and warranties set forth herein and subject to the DIP Order, on the Closing Date and from time to time thereafter (as provided in Section 2.1(c)) until the occurrence of the Termination Date, the Issuer shall issue (each, an “Issuance”) and sell to the Note Purchasers an aggregate principal amount of Notes set forth on the Issue Date Certificate with respect to such Issuance, and each Note Purchaser shall purchase from the Issuer (each, a “Purchase”) such Note Purchaser’s Pro Rata Share of such Issuance at a purchase price equal to 100% of such Note Purchaser’s Pro Rata Share of such Issuance (the “Purchase Price”); provided, that in each Issuance, no Note Purchaser shall purchase Notes in an aggregate principal amount which would exceed such Note Purchaser’s Commitment as of the date of such Issuance. Each Note Purchaser’s Commitment shall be automatically and permanently reduced on the date of each Issuance by an aggregate amount equal to such Note Purchaser’s Pro Rata Share of such Issuance on such date.

(c) Issuance Proceedings. On the Closing Date and each Subsequent Issue Date, the Issuer will deliver to each Note Purchaser the Note to be purchased by such Note Purchaser on such date in the form of a single Note dated the Closing Date or such Subsequent Issue Date, as applicable, and registered in such Note Purchaser’s name (or the name of such Note Purchaser’s nominee), against delivery by the Administrative Agent to the Issuer of such Note Purchaser’s Purchase Price.

2.2 Issuing the Notes.

(a) Notice of Issuance of Notes. Notice of the proposed date for each Issuance shall be given by the Issuer to the Administrative Agent not later than 12:00 noon (New York City time) four (4) Business Days prior to such proposed date by delivering an Issue Date Certificate. The Issue Date Certificate shall be delivered by telecopier or portable document format (pdf), promptly confirmed in writing, in substantially the form of Exhibit G, specifying the requested date, which must be a Business Day, and amount of such issuance. The Issue Date Certificate shall be irrevocable and binding on the Issuer. The Administrative Agent shall give to each Note Purchaser prompt notice of the Issue Date Certificate received from the Issuer. If the conditions in Section 4.1 or Section 4.2, as applicable, are satisfied or waived, each Note Purchaser shall before 1:00 p.m. (New York City time) on the Closing Date or each Subsequent Issue Date, as applicable, make available to the Administrative Agent at the Administrative Agent’s account by wire transfer of immediately available funds, an amount equal to such Note Purchaser’s Pro Rata Share of such Issuance.

(b) Amount of Issuances. Each Issuance, when added to all other prior Issuances, shall be in a maximum aggregate principal amount not to exceed $24,000,000. There shall not be more than two (2) Issuances per calendar month. The aggregate principal amount set forth in each Issue Date Certificate shall be limited to the excess of disbursements set forth in the 13-Week Projection for the immediately succeeding two (2) consecutive weeks from the date set forth in the Issue Date Certificate over cash on hand (excluding the Minimum Required Cage Cash) with the Issuer Related Parties as of the date of the Issue Date Certificate (the amount of such excess, the “Actual Need”) as further detailed and certified in such Issue Date Certificate.

2.3 Repayments.

(a) Notes. Subject to the DIP Order, the outstanding principal amount of the Notes and all other amounts outstanding hereunder shall be repaid on the Termination Date to the Administrative Agent for the account of the Note Purchasers and other Persons with respect to fees and disbursements, as applicable. Notwithstanding the foregoing, if the Effective Date occurs, then on the Effective Date, with respect to each Note Purchaser, either (i) all obligations (including, without limitation, all principal and interest then due) under the Notes held by such Note Purchaser (such amount, the “Maturity Amount”) shall be payable in cash or (ii) to the extent permitted under the Backstop Agreement (as in effect at such time), at the option of any Note Purchaser that is (or is an affiliate of) a party to the Backstop Agreement having a backstop commitment thereunder (which option shall be exercised by written notice to the Issuer and the

Administrative Agent (and the subscription agent for the Rights Offering (as defined in the Backstop Agreement)) no later than one (1) Business Day prior to the Stated Maturity Date), such Note Purchaser’s Maturity Amount shall be treated as an advance on capital under the commitment of such Note Purchaser (or its affiliate(s)) under the Backstop Agreement, as if such Maturity Amount were funded in cash, on a dollar-for-dollar basis, under the Backstop Agreement.

(b) Payments to Include Accrued Interest. All repayments of principal under this Section 2.3 shall be made together with interest accrued to the date of such repayment on the principal amount repaid.

2.4 Redemptions.

Any prepayment under this Section 2.4 shall be made without premium or penalty.

(a) Optional Prepayments. Subject to the terms set forth in the DIP Order, the Issuer may, upon at least three (3) Business Days prior written notice to the Administrative Agent (which notice shall state the proposed date of the redemption), and if such notice is given the Issuer shall, redeem the outstanding principal amount of the Notes issued under this Agreement in the aggregate principal amount and on the date specified in such notice, together with accrued interest to the date of such redemption on the aggregate principal amount prepaid, provided, that (i) each partial redemption shall be in an aggregate principal amount not less than $5,000,000 and in any multiple thereof over such initial redemption amount, (ii) such amount shall be applied pro rata among the outstanding Notes and (iii) such notice shall be delivered to the Administrative Agent on the relevant day not later than 12:00 p.m. (New York City time).

(b) Mandatory Prepayments.

(i) Dispositions, Equity Issuances and Incurrence of Indebtedness. Subject to the terms set forth in the DIP Order, concurrently with the consummation of any Disposition, Equity Issuance or incurrence of Indebtedness after the date hereof (after obtaining any necessary consent of the Required Note Purchasers, to the extent the same is not expressly permitted hereunder), and promptly but in any event not later than the third (3rd) Business Day following the receipt by the Issuer of any Net Cash Proceeds received after such consummation, to the extent not required to prepay the Prepetition First Lien Obligations, the Issuer shall repay the Notes ratably in an aggregate principal amount equal to one hundred percent (100%) of the Net Cash Proceeds received in connection therewith. For the avoidance of doubt, any redemption of Notes pursuant to this Section 2.4(b) shall result in a permanent reduction of the aggregate principal amount of the Notes.

(ii) Casualty Events. Subject to the terms set forth in the DIP Order, in the event of any Extraordinary Receipts, the Issuer shall have ninety (90) days to reinvest the Extraordinary Receipts in replacement property; provided, that prior to the date that is thirty (30) days following the receipt of such Extraordinary

Receipts, the Issuer shall have notified the Administrative Agent in writing of its intention to reinvest such amounts within the applicable ninety (90) day period. To the extent it fails to so reinvest such Extraordinary Receipts in that ninety (90) day period, promptly but in any event not later than the third Business Day following ninety (90) days after the receipt by the Issuer of such Extraordinary Receipts, to the extent not required to prepay the Prepetition First Lien Obligations, the Issuer shall repay the Notes ratably in an aggregate principal amount equal to the amount of such Extraordinary Receipts not so reinvested.

(iii) Payment on Demand. Subject to the terms set forth in the DIP Order, following the occurrence of an Event of Default, the Notes shall be payable on demand of the Administrative Agent at the direction of the Required Note Purchasers.

(c) Terms Applicable to All Repayments. All prepayments or redemptions of the Notes under this Section 2.4 shall be made together with accrued interest to the date of such prepayment or redemption on the principal amount repaid or redeemed. Each prepayment or redemption of the Notes under this Section 2.4 shall be applied to the outstanding principal amount of the Notes ratably (in accordance with the aggregate principal amount of Notes held by each Note Purchaser to the aggregate principal amount of all outstanding Notes held by all Note Purchasers).

ARTICLE 3

INTEREST

3.1 Interest.

(a) Notes. Each Note shall bear interest on the principal amount thereof from time to time outstanding, from the date of issuance of such Note until such principal amount becomes due, at a rate per annum equal to the rate set forth in paragraph (a) of the definition of Interest Rate.

(b) Default Interest. To the extent permitted by law, the principal of, and all accrued and unpaid interest on, all Notes, and all fees, indemnities or any other Obligations of the Issuer and the Guarantors under this Agreement and the other Financing Agreements, shall bear interest as a rate per annum equal to the rate set forth in paragraph (b) of the definition of Interest Rate (i) for the period on and after the Termination Date until such time as all Obligations are paid and satisfied in full in immediately available funds, and (ii) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing and not cured or waived, in each case, in accordance with the Financing Agreements.

(c) Interest Payment. Interest on each Note shall be payable on the date on which an Event of Default occurs and on the Termination Date; provided, that interest at the Default Rate shall be payable on demand.

(d) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

3.2 Changes in Laws and Increased Costs.

(a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to any Note Purchaser or any banking or financial institution from whom any Note Purchaser borrows funds or obtains credit (a “Funding Bank”), or (ii) a Funding Bank or any Note Purchaser complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or any Note Purchaser determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any Note Purchaser complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Note Purchaser’s capital as a consequence of its obligations hereunder to a level below that which such Note Purchaser could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank’s or Note Purchaser’s policies with respect to capital adequacy) by an amount deemed by such Note Purchaser to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to any Note Purchaser of purchasing and holding the Notes, then the Issuer Related Parties shall, except to the extent that such change is the subject of Section 6.4 hereof, from time to time upon demand by the Administrative Agent pay to the Administrative Agent additional amounts sufficient to indemnify such Note Purchaser against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost shall be submitted to the Issuer by the Administrative Agent or the applicable Note Purchaser and shall be conclusive, absent manifest error.

(b) Failure or delay on the part of any Note Purchaser to demand compensation pursuant to the foregoing provisions of this Section 3.2 shall not constitute a waiver of such Note Purchaser’s right to demand such compensation, provided, that the Issuer shall not be required to compensate a Note Purchaser pursuant to the foregoing provisions of this Section 3.2 for any increased costs incurred more than six months prior to the date that such Note Purchaser notifies the Issuer of the change in law giving rise to such increased costs and of such Note Purchaser’s intention to claim compensation therefor (except that, if the change in law giving rise to such increased costs is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

ARTICLE 4

CONDITIONS PRECEDENT

4.1 Conditions Precedent to Purchase Notes on the Closing Date.

The obligation of the Note Purchasers to purchase Notes in an amount up to their Commitments hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the Closing Date of each of the following conditions precedent; provided, that the Agent shall not be responsible in any way for the form, substance and completeness of such conditions precedent and shall not be responsible for ascertaining the adequacy or effectiveness of such deliverable or whether any or all of such deliverables have been delivered:

(a) The Administrative Agent shall have received evidence of insurance coverage and lender’s loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance reasonably satisfactory to the Required Note Purchasers, and certificates of insurance policies and/or endorsements naming the Administrative Agent as loss payee for casualty insurance, including casualty, liability and business interruption insurance.

(b) The Required Note Purchasers shall be satisfied that any financial statements and reports delivered to the Administrative Agent fairly present the business and financial conditions of the Issuer Related Parties and their respective Subsidiaries.

(c) This Agreement and the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent and the Required Note Purchasers.

(d) The Company shall be operating in a manner Consistent with Budget. The Debtors shall demonstrate Actual Need for the issuance and sale of the Notes.

(e) The DIP Order shall have been entered by the Bankruptcy Court in form and substance reasonably satisfactory to the Note Purchasers and the Agent and shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended without the prior written consent of the Required Note Purchasers.

(f) [Intentionally Omitted].

(g) The Issuer Related Parties shall be in compliance in all material respects with the DIP Order.

(h) There shall have occurred no Material Adverse Change.

(i) The Administrative Agent and the Required Note Purchasers shall have received (i) the Monthly Forecast for the six (6) month period immediately following the Closing Date, which Monthly Forecast shall be in form and substance reasonably satisfactory to the Required Note Purchasers and shall include at least the detail referenced in the attached in Exhibit D, (ii) the Initial 13-Week Projection, which shall be in form and substance reasonably satisfactory to the Required Note Purchasers, (iii) the Use of Proceeds Schedule, which shall be in form and substance satisfactory to them, and (iv) such other information (financial or otherwise) as may be requested by them.

(j) No Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the issuance and sale of such Notes, after giving effect thereto.

(k) All representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects as of the Closing Date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date).

(l) The Administrative Agent shall have received an Issuance Date Certificate, in form and substance reasonably satisfactory to the Required Note Purchasers, in accordance with Sections 2.1 and 2.2 hereof.

(m) There shall not exist any law, regulation, ruling, judgment, order, injunction or other restrain that, in the reasonable judgment of the Required Note Purchasers, prohibits, restricts or imposes materially adverse conditions on the Debtors, the Notes Facility or the exercise by the Administrative Agent or the Note Purchasers of their rights as secured parties with respect to the Collateral.

(n) Other than the Cases, there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that (i) could reasonably be expected to result in a Material Adverse Change or, except as disclosed, if adversely determined, could reasonably be expected to result in a Material Adverse Change or (ii) restrains, prevents or imposes or can reasonably be expected to impose materially adverse conditions upon the Notes Facility, the Collateral or the transactions contemplated.

(o) The Collateral Agent, for its benefit and for the benefit of the Note Purchasers, shall have a valid and perfected lien on and security interest in the Collateral with the priorities set forth herein and in the DIP Order.

(p) Any necessary governmental and third party consents and approvals necessary in connection with the Notes Facility and the transactions contemplated thereby shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Agent and the Note Purchasers) and shall remain in effect; and no law or regulation shall be applicable in the judgment of the Note Purchasers that restrains, prevents or imposes materially adverse conditions upon the Notes Facility or the transactions contemplated thereby.

(q) The Agent and the Note Purchasers shall have received opinions from legal counsel to the Issuer Related Parties in form and substance reasonably satisfactory to the Required Note Purchasers addressing such matters as the Required Note Purchasers may reasonably request, including, without limitation, the enforceability of all Financing Agreements, compliance with all laws and regulations (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), entry of the DIP Order, gaming and other matters as the Agent at the direction of the Required Note Purchasers may reasonably request.

(r) The Debtors shall have fully complied with all the terms of the Commitment Letter.

(s) All reasonable fees, costs and expenses (including fees, costs and expenses of counsel, local counsel, regulatory counsel and other agents and professional advisors) required to be paid to the Administrative Agent and its counsel and the Note Purchasers’ counsel on or before the Closing Date shall have been paid.

(t) All motions, pleadings and other documents to be filed with and submitted to the Bankruptcy Court in connection with this Agreement and the Bankruptcy Court’s approval thereof shall be in form and substance reasonably satisfactory to the Agent and the Required Note Purchasers, and the Required Note Purchasers shall be reasonably satisfied with the form and amount of any adequate protection provided to any pre-petition party.

(u) Nothing contained in any public disclosure made by the Issuer or the General Partner or any of their Subsidiaries after the date hereof, or in any information disclosed to the Note Purchasers by the Issuer or the General Partner or any of their Subsidiaries after such date, shall lead any Note Purchaser to determine that, and no Note Purchaser shall have become aware of any fact or condition not disclosed to them prior to the date hereof that leads such Note Purchaser to determine, that the condition (financial or otherwise), operations, performance or properties of the Issuer, the General Partner and their Subsidiaries, taken as a whole, are different in any material adverse respect from that derived by such Note Purchaser from the public filings of the Issuer or the General Partner or any of their Subsidiaries prior to such date.

(v) There shall exist no default or event of default under the Backstop Agreement and the Backstop Agreement shall continue in full force and effect and shall not have been terminated in accordance with its terms.

(w) The Confirmation Order shall have been entered by the Bankruptcy Court and shall be in full force and effect, shall not have been reversed or vacated and shall not have been amended without the prior written consent of the Note Purchasers.

4.2 Conditions Precedent to Purchase Notes on each Subsequent Issue Date.

The obligation of the Note Purchasers to purchase Notes on each Subsequent Issue Date is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with such Purchase, of each of the following conditions precedent; provided, that the Agent shall not be responsible in any way for the form, substance and completeness of such conditions precedent and shall not be responsible for ascertaining the adequacy or effectiveness of such deliverables or whether any or all of such deliverables have been delivered:

(a) No Default or Event of Default shall exist or have occurred and be continuing.

(b) All representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects immediately prior to, and after giving effect to, the issuance, sale and purchase of the Notes, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date).

(c) The issuance, sale and purchase of such Notes shall not violate any requirement of law and shall not be enjoined, temporarily, preliminarily or permanently.

(d) There shall have occurred no Material Adverse Change.

(e) All outstanding and unpaid fees, costs and expenses (including fees, costs and expenses of counsel, local counsel, regulatory counsel and other professional advisors) required to be paid to the Administrative Agent and its counsel and the Note Purchasers’ counsel shall have been paid.

(f) The Confirmation Order shall be in full force and effect, shall not have been reversed or vacated and shall not have been amended without the prior written consent of the Note Purchasers and the Administrative Agent.

(g) The DIP Order shall be in full force and effect, shall not have been reversed, vacated or stayed, and shall not have been amended without the prior written consent of the Note Purchasers.

(h) The Administrative Agent and the Note Purchasers shall have received a certificate from a responsible officer of the Issuer and General Partner (an “Issue Date Certificate”) certifying that (i) the Notes being issued comply with the liquidity needs set forth in the latest updated 13-Week Projection delivered to the Administrative Agent and the Note Purchasers, (ii) the purchase and sale of the Notes is necessary to fund the then-current Actual Need and (iii) the conditions precedent to such Issuance have been satisfied.

(i) There shall not exist any law, regulation, ruling, judgment, order, injunction or other restraint that, in the reasonable judgment of the Required Note Purchasers, prohibits, restricts or imposes materially adverse conditions on the Debtors, the Notes Facility or the exercise by the Administrative Agent or the Note Purchasers of their rights as secured parties with respect to the Collateral.

(j) There shall exist no default or event of default under the Backstop Agreement and the Backstop Agreement shall not have been terminated in accordance with its terms.

ARTICLE 5

GRANT AND PERFECTION OF SECURITY INTEREST

5.1 Grant of Security Interest.

To secure payment and performance of all Obligations, each Issuer Related Party hereby grants to the Collateral Agent, for the benefit of itself, the Note Purchasers and the Administrative Agent, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to the Collateral Agent, for the benefit of itself, the Note Purchasers and the Administrative Agent, as security, all of its right, title and interest in, to and under all pre-petition and post petition personal property, real property and other assets of such Issuer Related Party, whether now owned or hereafter acquired or existing, and wherever located (collectively, the “Collateral”), including, without limitation:

(a) all Accounts;

(b) all General Intangibles, including, without limitation, all Intellectual Property;

(c) all Goods, including, without limitation, Inventory and Equipment;

(d) all Real Property and Fixtures;

(e) all Chattel Paper, including, without limitation, all tangible and electronic Chattel Paper;

(f) all Instruments, including, without limitation, all Promissory Notes;

(g) all Documents;

(h) all cash, cage cash, floor cash, monies, and Deposit Accounts, including, without limitation, any Deposit Account holding Cash Collateral;

(i) all Letters of Credit, banker’s acceptances and similar instruments and including all Letter-of-Credit Rights;

(j) all Supporting Obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(k) all (i) Investment Property (including Securities, whether certificated or uncertificated, Securities Accounts, Security Entitlements, Commodity Contracts or Commodity Accounts); provided, that the Capital Stock of the Subsidiaries of each of the Issuer Related Parties is being pledged pursuant to the Pledge Agreement, and in the event of any conflict between the terms of this Agreement and the terms of the Pledge Agreement with respect to such pledge, the terms of the Pledge Agreement shall control; (ii) monies, credit balances, deposits and other property of any Issuer Related Party now or hereafter held or received by or in transit to the Administrative Agent, the Collateral Agent, any Note Purchaser or its Affiliates or at any other depository or other institution from or for the account of any Issuer Related Party, whether for safekeeping, pledge, custody, transmission, collection or otherwise; and (iii) and any rights of the Issuer Related Parties in, to, or under any escrow agreements, together with the funds subject to such escrow agreements;

(l) all Commercial Tort Claims, including, without limitation, those identified in the Information Certificate;

(m) all proceeds of Avoidance Actions;

(n) to the extent not otherwise described above, all Receivables;

(o) all Records; and

(p) all products and Proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

Notwithstanding anything in this Section 5.1 to the contrary, in no event shall the Collateral include or the security interest granted under this Section 5.1 attach to any lease, license, contract, property rights or agreement to which any Issuer Related Party is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of such Issuer Related Party therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including the Code) or principles of equity).

5.2 Perfection of Security Interests.

(a) All of the mortgages, security interests and liens granted to the Collateral Agent, for the benefit of itself, the Administrative Agent and the Note Purchasers, hereunder shall be effective and perfected as of the date hereof (by entry of the DIP Order) without the necessity of the execution, filing, or recording of mortgages, security agreements, pledge agreements, financing statements or any other agreements. Such liens and security interests and their priority shall remain in effect until all Obligations shall have been repaid in full in cash.

(b) Subject to the DIP Order, each Issuer Related Party irrevocably and unconditionally authorizes the Administrative Agent and the Collateral Agent (or their respective agents) to file at any time and from time to time such financing statements with respect to the Collateral naming the Collateral Agent or its designee as the secured party and such Issuer Related Party as debtor, as the Required Note Purchasers may require, and including any other information with respect to such Issuer Related Party or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as the Required Note Purchasers may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. In no event shall any Issuer Related Party at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming the Collateral Agent, the Administrative Agent or its designee as secured party and such Issuer Related Party or any other Issuer Related Party as debtor without the consent of the Administrative Agent and all of the Note Purchasers.

(c) [Intentionally Omitted].

(d) The Issuer Related Parties agree that, pursuant to Section 364(c)(3) of the Bankruptcy Code, subject to the Carve-Out, the Obligations shall be secured by a junior perfected lien on, and security interest in, all property of the Issuer Related Parties, which lien and security interest is junior in all respects to each of the following: (a) the Combined First Priority Lien securing the Combined First Lien Obligations, and (b) any liens and security interests in property of the Debtors that is subject to a valid, perfected and unavoidable lien or security interest as of the Petition Date or subject to a valid and unavoidable lien or security interest in existence as of the Petition Date that is perfected subsequent thereto as expressly permitted by Section 546(b) of the Bankruptcy Code.

(e) [Intentionally Omitted].

(f) The Issuer Related Parties agree that, pursuant to Section 364(c) of the Bankruptcy Code, the Obligations shall constitute allowed Superpriority Claims in the Cases, having priority as set forth in the DIP Order over all administrative expenses of and unsecured claims against the Issuer now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, all administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b), 546(c), 726 and 1114 of the Bankruptcy Code, subject, as to priority, to (x) the Carve-Out, (y) the adequate protection priority claims related to the Prepetition First Lien Obligations (the “First Lien Adequate Protection Claims”) and (z) the Supplemental DIP Superpriority Claims, which Superpriority Claims in respect of the Obligations shall be ranked (A) junior to the Carve-Out, (B) on a pari passu basis with the Supplemental DIP Superpriority Claims and (C) on a junior and subordinate basis to the First Lien Adequate Protection Claims.

(g) No Issuer Related Party has any Chattel Paper (whether tangible or electronic) or Instruments as of the date hereof, except as set forth in the Information

Certificate. In the event that any Issuer Related Party shall be entitled to or shall receive any Chattel Paper or Instrument with an individual value of more than $300,000 or an aggregate value of more than $1,000,000 after the date hereof, the Issuer Related Parties shall promptly notify the Administrative Agent thereof in writing.

(h) In the event that any Issuer Related Party shall at any time hold or acquire an interest in any electronic Chattel Paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) with an individual value of more than $300,000 or an aggregate value of more than $1,000,000, such Issuer Related Party shall promptly notify the Administrative Agent thereof in writing.

(i) No Issuer Related Party has any Deposit Accounts as of the date hereof, other than as set forth in the Information Certificate. The Issuer Related Parties shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account (other than an Excluded Deposit Account) unless the Administrative Agent shall have received not less than five (5) Business Days prior written notice of the intention of any Issuer Related Party to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to the Administrative Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Issuer Related Party is dealing and the purpose of the account.

(j) No Issuer Related Party owns or holds, directly or indirectly, beneficially or as record owner or both, any Investment Property, as of the date hereof, or have any Investment Account, Securities Account, Commodity Account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate. The Issuer Related Parties shall not, directly or indirectly, after the date hereof open, establish or maintain any Investment Account, Securities Account, Commodity Account or any other similar account (other than a Deposit Account) with any securities intermediary or commodity intermediary unless the Administrative Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Issuer Related Party to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to the Administrative Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Issuer Related Party is dealing and the purpose of the account.

(k) The Issuer Related Parties are not the beneficiary or otherwise entitled to any right to payment under any Letter of Credit, banker’s acceptance or similar instrument as of the date hereof with an individual value of more than $250,000 or an aggregate value of more than $1,000,000, except as set forth in the Information Certificate. In the event that any Issuer Related Party shall be entitled to or shall receive any right to payment under any Letter of Credit, banker’s acceptance or any similar instrument with an individual value of more than $250,000 or an aggregate value of more than $1,000,000, whether as beneficiary thereof or otherwise after the date hereof, such Issuer Related Party shall promptly notify the Administrative Agent thereof in writing.

(l) The Issuer Related Parties do not have any Commercial Tort Claims as of the date hereof, except as set forth in the Information Certificate. In the event that any Issuer Related Party shall at any time after the date hereof have any Commercial Tort Claim with an amount in controversy in excess of $500,000, such Issuer Related Party shall promptly notify the Administrative Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such Commercial Tort Claim and (ii) include the express grant by such Issuer Related Party to the Administrative Agent and the Collateral Agent, for the benefit of themselves and the Note Purchasers, of a security interest in such Commercial Tort Claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Issuer Related Party to the Administrative Agent shall be deemed to constitute such grant to the Administrative Agent and the Collateral Agent. Upon the sending of such notice, any Commercial Tort Claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of the Administrative Agent or the Collateral Agent provided in Section 5.2(b) hereof or otherwise arising by the execution by such Issuer Related Party of this Agreement or any of the other Financing Agreements, the Administrative Agent and the Collateral Agent are hereby irrevocably authorized from time to time and at any time to file such financing statements naming the Collateral Agent or its designee as secured party and such Issuer Related Party as debtor, or any amendments to any financing statements, covering any such Commercial Tort Claim as Collateral.

(m) The Issuer Related Parties do not have any Goods, Documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for Goods located in the United States in the possession of the carrier transporting such Goods in the ordinary course of business. In the event that any Goods, Documents of title or other Collateral with a value in the aggregate in excess of $250,000 are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate (as updated by Sections 8.2 and 10.2) or such carriers, the Issuer Related Parties shall promptly notify the Administrative Agent thereof in writing.

(n) The Issuer Related Parties do not own any right, title or interest in any real property other than as specified in Schedule 5.2 of the Information Certificate.

(o) Subject to the DIP Order, the Issuer Related Parties shall take any other actions reasonably requested by the Administrative Agent, the Collateral Agent or the Required Note Purchasers from time to time to cause the attachment, perfection and first priority (subject only to the Carve-Out and certain of the Permitted Liens to the extent set forth in this Section 5.2) of, and the ability of the Collateral Agent to enforce, the security interest of the Collateral Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that any Issuer Related Party’s signature thereon is required therefor, (ii) causing the Collateral Agent to receive (A) fully executed copies of Account Control Agreements, Investment Account Control Agreements, intellectual property security agreements, pledge agreements and other types of security agreements and (B) original stock certificates, tangible Chattel Paper and Instruments, (iii) causing the Collateral Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Collateral Agent to enforce, the security interest of the Collateral Agent in such Collateral (it being agreed that as of the Closing Date the Required Note Purchasers do not intend to require the title to any vehicles or aircraft owned by any Issuer Related Party to be marked with the Collateral Agent’s name), (iv) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Collateral Agent to enforce, the security interest of the Collateral Agent in such Collateral, and (v) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

(p) Notwithstanding any other provisions set forth herein or in any other Financing Agreement, the liens and security interests required to be granted under Financing Agreements governed by foreign Law shall be subject to the exceptions and limitations set forth in such Financing Agreements and, to the extent appropriate in the applicable jurisdiction, as agreed between the Collateral Agent and the Issuer.

ARTICLE 6

COLLECTION AND ADMINISTRATION

6.1 Issuer’s Notes Register.

The Administrative Agent shall maintain one or more notes register on its books in which shall be recorded (a) the Notes and all other Obligations and the Collateral, (b) all payments made by or on behalf of any Issuer Related Party and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the notes register shall be made in accordance with the Administrative Agent’s customary practices as in effect from time to time. For the avoidance of doubt, other than for purposes of calculating interest accruing pursuant to Section 3.1 hereof, the Notes shall be deemed to be issued and purchased upon the disbursement of the proceeds to the Issuer from such issuance and sale of Notes, in accordance with Section 2.1.

6.2 Statements.

The Administrative Agent shall render to the Issuer each month a statement setting forth the balance in the Issuer’s notes register maintained by the Administrative Agent for the Issuer pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by the Administrative

Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by the Issuer Related Parties and conclusively binding upon the Issuer Related Parties as an account stated except to the extent that the Administrative Agent receives a written notice from the Issuer of any specific exceptions of the Issuer thereto within thirty (30) days after the date such statement has been received by the Issuer. Until such time as the Administrative Agent shall have rendered to the Issuer a written statement as provided above, the balance in the Issuer’s notes register shall be presumptive evidence of the amounts due and owing to the Administrative Agent and the Note Purchasers by the Issuer Related Parties.

6.3 Payments.

(a) All Obligations shall be payable to the account designated by the Administrative Agent or such other place as the Administrative Agent may designate from time to time. The Issuer will make each payment under this Agreement or any other Financing Agreement not later than 2:00 p.m. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent’s account. All payments shall be made by the Issuer without set-off, counterclaim, deduction or other defense to the Agent and/or the Note Purchasers. Subject to the other terms and conditions contained herein, the Administrative Agent shall apply payments received or collected from any Issuer Related Party or for the account of any Issuer Related Party (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent and the Collateral Agent from any Issuer Related Party pursuant to the terms of the Financing Agreements; second, to pay any fees, indemnities or expense reimbursements then due to the Note Purchasers from any Issuer Related Party pursuant to the terms of the Financing Agreements; third, to pay interest due in respect of the Notes; fourth, to pay principal due in respect of the Notes to each Note Purchaser, ratably (in accordance with the aggregate principal amount of Notes held by each Note Purchaser to the aggregate principal amount of all outstanding Notes held by all Note Purchasers); fifth, to pay or prepay any other Obligations whether or not then due, in such order and manner as the Administrative Agent determines; and sixth, in accordance with the orders of the Bankruptcy Court and applicable law.

(b) If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, the Administrative Agent or any Note Purchaser is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by the Administrative Agent or such Note Purchaser. The Issuer Related Parties shall be liable to pay to the Administrative Agent, and do hereby indemnify and hold the Administrative Agent and the Note Purchasers harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.3(b) shall remain effective notwithstanding any contrary action which may be taken by the Administrative Agent or any Note Purchaser in reliance upon such payment or proceeds. This Section 6.3(b) shall survive the payment of the Obligations and the termination of this Agreement.

(c) Whenever any payment to be made under any Financing Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

6.4 Taxes.

(a) Except as provided in Section 6.4(g), any and all payments to any Note Purchaser or the Administrative Agent by or on account of any of the Obligations hereunder shall be made free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, deductions, duties, fees, assessments, withholdings or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments and all liabilities with respect thereto, excluding (i) in the case of each Note Purchaser and the Administrative Agent (A) taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Note Purchaser or the Administrative Agent (as the case may be) is organized and (B) any United States withholding taxes payable with respect to a Note Purchaser with respect to payments under the Financing Agreements under laws (including any statute, treaty or regulation) in effect on the date hereof (or, in the case of an Eligible Transferee, the date of the Transfer and Acceptance) applicable to such Note Purchaser or the Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable as a result of any change in such laws occurring after the date hereof in the case of an original Note Purchaser (or the date of such Transfer and Acceptance in the case of an Eligible Transferee) and (ii) in the case of each Note Purchaser, taxes imposed on or measured by its net income, branch profit taxes imposed on it, and franchise taxes imposed on it in lieu of net income taxes as a result of a present or former connection between such Note Purchaser and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein (all such non- excluded taxes, levies, imposts, fees, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).

(b) If any Taxes shall be required by law to be deducted from or in respect of any sum payable in respect of the Obligations hereunder to any Note Purchaser or the Administrative Agent then (i) except as provided in Section 6.4(g), the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.4), such Note Purchaser or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the relevant Issuer Related Party shall make such deductions, (iii) the relevant Issuer Related Party shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (iv) the relevant Issuer Related Party shall deliver to the Administrative Agent evidence of such payment.

(c) In addition, each Issuer Related Party agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, in each case arising from any payment made hereunder or under any of the other Financing Agreements or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Financing Agreements (collectively, “Other Taxes”), grossed up for any Taxes or Other Taxes imposed by any jurisdiction with respect to payments under this Section 6.4(c).

(d) Except as provided in Section 6.4(g), each Issuer Related Party shall indemnify each Note Purchaser and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 6.4) paid by such Note Purchaser or the Administrative Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date such Note Purchaser or the Administrative Agent (as the case may be) makes written demand therefor. A certificate as to the amount of such payment or liability delivered to the Issuer by a Note Purchaser (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of a Note Purchaser, shall be conclusive absent manifest error.

(e) As soon as practicable after any payment of Taxes or Other Taxes by any Issuer Related Party, such Issuer Related Party shall furnish to the Administrative Agent, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof.

(f) Without prejudice to the survival of any other agreements of any Issuer Related Party hereunder or under any of the other Financing Agreements, the agreements and obligations of such Issuer Related Party contained in this Section 6.4 shall survive the termination of this Agreement and the payment in full of the Obligations.

(g) Any Foreign Note Purchaser shall deliver to the Issuer (with a copy to the Administrative Agent) one of the following documents evidencing that it is entitled to a complete exemption from United States withholding tax with respect to payments hereunder or under any of the other Financing Agreements, at or prior to the Closing Date, on the date of a Transfer and Acceptance or at the time or times prescribed by applicable law or reasonably requested by the Issuer or the Administrative Agent (in such number of copies as is reasonably requested by the recipient) (but only if such Foreign Note Purchaser is legally entitled to do so): (i) duly completed copies of Internal Revenue Service Form W-8BEN (or any successor form) claiming a complete exemption from withholding tax under an income tax treaty; (ii) duly completed copies of Internal Revenue Service Form W-8ECI (or any successor form) claiming exemption from withholding because the income is effectively connected with the conduct of a United States trade or business; (iii) in the case of a Foreign Note Purchaser claiming the benefits of the exemption for portfolio interest under Sections 871(h) or 881(c) of the Code, (A) a certificate of the Note Purchaser to the effect that such Note Purchaser is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Issuer within the meaning of Section 881(c)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN (or any successor form) claiming exemption from withholding under the portfolio interest exemption; or (iv) any other applicable form, certificate or document prescribed by applicable law as a basis for claiming a complete exemption from United States withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Issuer to determine that no withholding or deduction is required to be made. In addition, each Foreign Note Purchaser agrees that it will deliver upon the Issuer’s request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Foreign Note Purchaser to a continued exemption from United States withholding tax with respect to payments under this Agreement and any Obligation. To the extent required by applicable law, each Note Purchaser that is not a Foreign Note Purchaser shall, at or prior to the Closing Date, on the date of a Transfer and Acceptance or at the time or times prescribed by applicable law or reasonably requested by the Issuer or the Administrative Agent (but only if such Note Purchaser is legally entitled to do so), provide each of the Administrative Agent and the Issuer with two original Internal Revenue Service Forms W-9 (or successor forms) establishing that such Note Purchaser is not subject to U.S. backup withholding tax. Notwithstanding the foregoing provisions of this Section 6.4, (x) the Issuer shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Note Purchaser to the extent that such Note Purchaser has not provided to the Issuer U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Issuer shall not be obligated pursuant to this Section 6.4 (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided) to indemnify or otherwise pay such Note Purchaser in respect of Taxes imposed by the United States if such Note Purchaser has not provided to the Issuer the U.S. Internal Revenue Service Forms required to be provided to the Issuer pursuant to this Section 6.4 or to the extent that such Forms do not establish a complete exemption from withholding of such Taxes.

(h) Any Note Purchaser claiming any additional amounts payable pursuant to this Section 6.4 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office and to take any other action if such change or other action would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue pursuant to Section 6.4 and would not, in the sole determination of such

Note Purchaser, be otherwise disadvantageous in any material respect to such Note Purchaser.

(i) If the Administrative Agent or any Note Purchaser determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by an Issuer Related Party or with respect to which an Issuer Related Party has paid additional amounts pursuant to this Section 6.4, it shall pay over such refund to the applicable Issuer Related Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Issuer Related Party under this Section 6.4 with respect to the Taxes giving rise to such refund), net of all reasonable out- of-pocket expenses of the Administrative Agent or such Note Purchaser, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that each Issuer Related Party, upon the request of the Administrative Agent or such Note Purchaser, as applicable, agrees to repay the amount paid over to such Issuer Related Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Note Purchaser, as applicable, in the event the Administrative Agent or such Note Purchaser is required to repay such refund to such Governmental Authority. This Section 6.4 shall not be construed to require the Administrative Agent or any Note Purchaser to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Issuer Related Party or any other Person.

6.5 [Intentionally Omitted].

6.6 Use of Proceeds.

All proceeds of the Notes shall be deposited into a segregated trust account of the Issuer (the “DIP Proceeds Account”) held with the Administrative Agent and any withdrawals from the DIP Proceeds Account shall be used only in accordance with this Section 6.6 as certified in a Withdrawal Certificate to be delivered to the Administrative Agent at least one (1) Business Day prior to each withdrawal. The Issuer shall use the proceeds of the Notes hereunder Consistent with Budget, only (a) to pay any costs, fees and expenses (including fees of counsel to the Administrative Agent and the Note Purchasers) associated with this Agreement and the other Financing Agreements and (b) for working capital and other general corporate purposes of the Issuer Related Parties not otherwise prohibited by the terms hereof, in each case, in the ordinary course of business and in accordance with and only as explicitly set forth on the Use of Proceeds Schedule. None of the proceeds of the Notes, the Carve-Out or the Collateral will be used, directly or indirectly, for (i) payments on claims pursuant to 11 U.S.C. § 503(b)(3)(D); (ii) the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause the Notes to be considered a “purpose credit” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended; (iii) the investigation (including discovery proceedings), initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against the Note Purchasers, the Agent or the Pre-Petition Second Lien Parties; or (iv) making any adequate protection payments to or for the benefit of the Prepetition Agent or the Prepetition First Lien Lenders pursuant to the Final Cash Collateral Order or otherwise.

6.7 Pro Rata Treatment.

Except to the extent otherwise provided in this Agreement or as otherwise agreed by the Note Purchasers: (a) the purchase of the Notes shall be made by the Note Purchasers based on their respective Pro Rata Shares and (b) each payment on account of any Obligations to or for the account of one or more of the Note Purchasers in respect of any Obligations due on a particular day shall be allocated among the Note Purchasers entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

6.8 Sharing of Payments, Etc.

(a) If any Note Purchaser (or the Administrative Agent on behalf of a Note Purchaser) shall obtain from any Issuer Related Party payment of any principal of or interest on any Note purchased by it or any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker’s lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Note Purchaser shall have received more than its Pro Rata Share of the principal of the Notes or such other amounts then due hereunder or thereunder by any Issuer Related Party to such Note Purchaser than the percentage thereof received by any other Note Purchaser, it shall promptly pay to the Administrative Agent, for the benefit of the Note Purchasers, the amount of such excess and simultaneously purchase from such other Note Purchasers a participation in the Notes or such other amounts, respectively, owing to such other Note Purchasers (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Note Purchasers shall share the benefit of such excess payment (net of any expenses that may be incurred by such Note Purchaser in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by the Note Purchasers. To such end all Note Purchasers shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

(b) Nothing contained herein shall require any Note Purchaser to exercise any right of setoff, banker’s lien, counterclaims or similar rights or shall affect the right of any Note Purchaser to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Issuer Related Party. If, under any applicable bankruptcy, insolvency or other similar law, any Note Purchaser receives a secured claim in lieu of a setoff to which this Section 6.8 applies, such Note Purchaser shall, to the extent practicable, assign such rights to the Administrative Agent for the benefit of the Note Purchasers and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Note Purchasers entitled under this Section 6.8 to share in the benefits of any recovery on such secured claim.

6.9 Obligations Several; Independent Nature of the Note Purchasers’ Rights.

The obligation of each Note Purchaser hereunder is several, and no Note Purchaser shall be responsible for the obligations or commitment of any other Note Purchaser hereunder.

Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Note Purchasers pursuant hereto or thereto shall be deemed to constitute the Note Purchasers to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Note Purchaser shall be separate and independent, and subject to Section 13.3 hereof, each Note Purchaser shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Note Purchaser to be joined as an additional party in any proceeding for such purpose.

ARTICLE 7

COLLATERAL REPORTING AND COVENANTS

7.1 Equipment and Real Property Covenants.

With respect to the Equipment and Real Property: (a) each Issuer Related Party shall keep the Equipment in good order, repair, and running (ordinary wear and tear excepted); (b) the Equipment is now and shall remain personal property and the Issuer Related Parties shall not permit any material piece, or pieces, of the Equipment to be or become a part of or affixed to real property; (c) each Issuer Related Party assumes all responsibility and liability arising from the use of the Equipment and Real Property; (d) each Issuer Related Party shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (e) the Equipment is and shall be used in the business of an Issuer Related Party and not for personal, family, household or farming use; and (f) no Issuer Related Party shall remove any material Equipment from the locations set forth or permitted herein, except to the extent necessary to have such Equipment repaired or maintained in the ordinary course of its business or to move such Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Issuer Related Party in the ordinary course of business.

7.2 Power of Attorney.

Subject to Section 11.2(a) hereof, each Issuer Related Party hereby irrevocably designates and appoints the Administrative Agent (and all persons designated by the Administrative Agent) as such Issuer Related Party’s true and lawful attorney-in-fact, and authorizes the Administrative Agent, in such Issuer Related Party’s or the Administrative Agent’s name, to, at any time an Event of Default has occurred and is continuing (subject, in all respects to the terms and conditions of the DIP Order): (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Issuer Related Party’s rights and remedies to collect any Receivable or other Collateral, (iv) settle, adjust, compromise, extend or renew an Account, (v) discharge and release any Receivable, (vi) prepare, file and sign such Issuer Related Party’s name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (vii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by the Administrative Agent, and open and dispose of all mail addressed to such Issuer Related Party and handle and store all mail relating to the Collateral and endorse such Issuer Related Party’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (viii) do all acts and things which are necessary, in the Administrative Agent’s reasonable determination, to fulfill such Issuer Related Party’s obligations under this Agreement and the other Financing Agreements, (ix) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the blocked accounts or otherwise received by the Administrative Agent or any Note Purchaser, (x) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, and (xi) endorse such Issuer Related Party’s name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by the Administrative Agent and any Note Purchaser and deposit the same in the Administrative Agent’s account for application to the Obligations. Each Related Party hereby releases Administrative Agent and Note Purchasers and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of the Administrative Agent’s or any Note Purchaser’s own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

7.3 Right to Cure.

Subject to the provisions of Section 11.2(a), the Administrative Agent may, at its option, upon notice to the Issuer, (a) cure any default by any Issuer Related Party under any material agreement with a third party that affects the Collateral, its value or the ability of the Administrative Agent to collect, sell or otherwise dispose of the Collateral or exercise the rights and remedies of the Administrative Agent or any Note Purchaser therein or the ability of any Issuer Related Party to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Issuer Related Party, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral, other than Permitted Liens and (d) pay any amount, incur any expense or perform any act which, in the Administrative Agent’s judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of the Collateral Agent, the Administrative Agent and the Note Purchasers with respect thereto. The Administrative Agent may add any amounts so expended to the Obligations and charge the Issuer’s account therefor, such amounts to be repayable by the Issuer on demand. The Administrative Agent and the Note Purchasers shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Issuer Related Party. Any payment made or other action taken by the Administrative Agent or any Note Purchaser under this Section 7.3 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

7.4 Access to Premises.

From time to time as reasonably requested by the Administrative Agent, at the cost and expense of the Issuer, (a) the Administrative Agent and the Note Purchasers or their designee or designees shall have complete access to all of each Issuer Related Party’s premises during normal business hours and after providing written notice to the Issuer, or at any time and without notice to the Issuer if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Issuer Related Party’s books and records, including the Records, and (b) each Issuer Related Party shall promptly furnish to the Administrative Agent such copies of such books and records or extracts therefrom as the Administrative Agent may request, and the Administrative Agent or any Note Purchaser or the Administrative Agent’s designee may use during normal business hours such of any Issuer Related Party’s personnel, equipment, supplies and premises as may be necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral; provided, however, prior to the occurrence of an Event of Default, that only one such visit of the Administrative Agent and the Note Purchasers per year shall be at the expense of the Issuer. The Administrative Agent, in its reasonable discretion, reserves the right to conduct (i) up to two (2) field exams and one inventory appraisal per year at the Issuer’s expense; provided, that additional field exams and inventory appraisals will be permitted at the Issuer’s expense at any time that an Event of Default is continuing, and (ii) additional field exams and inventory appraisals which, to the extent that no Events of Default are existing, shall be at the Note Purchasers’ expense.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES OF THE ISSUER RELATED PARTIES

Each Issuer Related Party hereby represents and warrants to the Agent and the Note Purchasers the following (which shall survive the execution and delivery of this Agreement):

8.1 Corporate Existence, Power and Authority.

Each Issuer Related Party is duly organized and in good standing under the laws of its jurisdiction of organization and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within each Issuer Related Party’s powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of any Issuer Related Party’s organizational documentation except to the extent failure to comply therewith is permitted by Chapter 11 of the Bankruptcy Code and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Issuer Related Party other than the Permitted Liens. This Agreement and the other Financing Agreements to which any Issuer Related Party is a party constitute legal, valid and binding obligations of such Issuer Related Party enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws, bankruptcy, insolvency, reorganization or similar law and by general equitable principles.

8.2 Name; State of Organization; Chief Executive Office; Collateral Locations.

(a) The exact legal name of each Issuer Related Party is as set forth on the signature page of this Agreement and in the Information Certificate. No Issuer Related Party has, during the five years prior to the date of this Agreement, had any other corporate name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any material portion of its property or assets out of the ordinary course of business, except as set forth in Schedule 8.2 to the Information Certificate.

(b) Each Issuer Related Party is an organization of the type and organized in the jurisdiction set forth in the Information Certificate. The Information Certificate accurately sets forth the organizational identification number of each Issuer Related Party or accurately states that such Issuer Related Party has none and accurately sets forth the federal employer identification number of each Issuer Related Party.

(c) The chief executive office and mailing address of each Issuer Related Party and each Issuer Related Party’s Records concerning Accounts are located only at the addresses identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of material Collateral, if any, are the addresses set forth in Schedule 8.2 to the Information Certificate, subject to the right of any Issuer Related Party to establish new locations upon thirty (30) days prior written notice to the Administrative Agent. The Information Certificate correctly identifies any of such locations which are not owned by an Issuer Related Party and, to each Issuer Related Party’s knowledge, sets forth the owners and/or operators thereof.

8.3 Financial Statements.

All quarterly and annual financial statements relating to any Issuer Related Party which have been or may hereafter be delivered by any Issuer Related Party to the Administrative Agent and the Note Purchasers have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of such Issuer Related Party as at the dates and for the periods set forth therein. The Monthly Forecast and current 13-Week Projection that have been delivered to the Administrative Agent and the Note Purchasers have been and any 13-Week Projection hereafter delivered to the Administrative Agent and the Note Purchasers shall be prepared in light of the past operations of the businesses of the Issuer Related Parties and are based upon estimates and assumptions stated therein, all of which the Issuer Related Parties have determined to be reasonable and fair in light of the then current conditions and current facts and reflect the good faith and reasonable estimates of the Issuer Related Parties of the future financial performance of the Issuer Related Parties and their respective Subsidiaries and of the other information projected therein for the periods set forth therein. The Issuer Related Parties have disclosed any material assumptions with respect to the Initial 13-Week Projection and the Monthly Forecast delivered to the Agent and the Note Purchasers prior to or on the Closing Date and affirm that such 13-Week Projection and the Monthly Forecast was prepared in good faith upon assumptions believed to be reasonable at the time of preparation.

8.4 Priority of Liens; Title to Properties.

The security interests and liens granted to the Collateral Agent or the Administrative Agent under this Agreement, the DIP Order and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the Carve-Out and certain of the Permitted Liens to the extent set forth in Section 5.2. Each Issuer Related Party has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to the Collateral Agent and subject to the Carve-Out and the Permitted Liens.

8.5 Tax Returns.

Except to the extent failure to do so is permitted by Chapter 11 of the Bankruptcy Code or pursuant to the DIP Order, each Issuer Related Party has filed, has caused to be filed or has been included in all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties). Except as set forth in Schedule 8.5 to the Information Certificate, no Issuer Related Party is aware as of the Closing Date of any proposed tax assessments against any of them in respect of tax periods for which the applicable statute of limitations for assessment or collection has not expired that, individually or in the aggregate, could reasonably be expected to have Material Adverse Effect.

8.6 Litigation.

(a) There is no investigation by any Governmental Authority pending, or to the best of any Issuer Related Party’s knowledge threatened, against or affecting any Issuer Related Party, its or their assets or business, including any Environmental Action, that could be reasonably likely to have a Material Adverse Effect (other than the matters described in Schedule 8.6 to the Information Certificate).

(b) There is no action, suit, proceeding or claim by any Person pending, or to the best of any Issuer Related Party’s knowledge threatened, against any Issuer Related Party or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement (other than the matters described in Schedule 8.6 to the Information Certificate), in each case, which if adversely determined against such Issuer Related Party has or could reasonably be expected to have a Material Adverse Effect.

8.7 Compliance with Other Agreements and Applicable Laws.

(a) The Issuer Related Parties are not in default or in violation of the terms of any Material Contract, the default or violation of which could reasonably be expected to have a Material Adverse Effect, with the exception of those defaults and violations arising as a result of the commencement of the Cases and the Effect of Bankruptcy. The Issuer Related Parties are in compliance with the requirements of all material applicable Laws, rules, regulations and orders of any Governmental Authority relating to their respective businesses, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor

Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws, except for any such violation which could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The Issuer Related Parties have obtained all permits, licenses (including, without limitation, all required Gaming Licenses and Permits), approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business, the absence of which could reasonably be expected to cause a Material Adverse Effect. All of the Gaming Licenses and Permits are valid and subsisting and in full force and effect, except where any such failure to obtain such Gaming Licenses and Permits could not reasonably be expected to have a Material Adverse Effect. There are no actions, claims or proceedings pending or to the best of any Issuer Related Party’s knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Gaming Licenses or Permits, except where any such revocation, cancellation, suspension or modification could not reasonably be expected to have a Material Adverse Effect.

8.8 Environmental Compliance.

(a) The Issuer Related Parties and any Subsidiary of any Issuer Related Party have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any premises currently or formerly owned or operated by an Issuer Related Party or any of its Subsidiaries in any manner which violates in any material respect any applicable Environmental Law or Environmental Permit, and the operations of the Issuer Related Parties and any Subsidiary of any Issuer Related Party comply in all material respects with all applicable Environmental Laws and all Environmental Permits.

(b) There is no pending or threatened investigation by any Governmental Authority to the best of any Issuer Related Party’s knowledge or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of any Issuer Related Party’s knowledge threatened, with respect to any non compliance with or violation of the requirements of any Environmental Law by any Issuer Related Party and any Subsidiary of any Issuer Related Party or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which adversely affects or could reasonably be expected to adversely affect in any material respect any Issuer Related Party or its or their business, operations or assets or any properties at which such Issuer Related Party has transported, stored or disposed of any Hazardous Materials.

(c) Except for matters that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Issuer Related Parties and their Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials and, to the knowledge of any Issuer Related Party, no circumstance exists which would reasonably be expected to form the basis of such material liability.

8.9 Employee Benefits.

(a) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law; (ii) each Pension Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of any Issuer Related Party’s knowledge, nothing has occurred which could reasonably be expected to cause the loss of such qualification; and (iii) each Issuer and its ERISA Affiliates have made all required contributions to any Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

(b) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no pending, or to the best of any Issuer Related Party’s knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan (excluding routine audits). There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan which could reasonably be expected to have a Material Adverse Effect.

(c) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan; (ii) based on the latest valuation of each Pension Plan and on the actuarial methods and assumptions employed for such valuation (determined in accordance with the assumptions used for funding such Pension Plan pursuant to Section 412 of the Code), the aggregate current value of accumulated benefit liabilities of such Pension Plan under Section 4001(a)(16) of ERISA does not exceed the aggregate current value of the assets of such Pension Plan; (iii) each Issuer Related Party, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability to the PBGC under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) each Issuer Related Party, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) each Issuer Related Party, and their ERISA Affiliates, have not engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

8.10 Bank Accounts.

All of the deposit accounts, investment accounts or other accounts in the name of or used by any Issuer Related Party maintained at any bank or other financial institution are set forth on Schedule 8.10 to the Information Certificate, subject to the right of each Issuer Related Party to establish new accounts in accordance with Section 5.2.

8.11 Intellectual Property.

Each Issuer Related Party owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted, except which could not be reasonably expected to have a Material Adverse Effect. As of the Closing Date, the Issuer Related Parties do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 to the Information Certificate and no licenses with respect thereto have been granted other than as set forth in Schedule 8.11 to the Information Certificate. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted, except which could not be reasonably expected to have a Material Adverse Effect. To the best of any Issuer Related Party’s knowledge, (i) the use of any Intellectual Property in connection with the operation of each Issuer Related Party’s business as currently conducted or as contemplated to be conducted does not infringe any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently in any material respect and (ii) no claim or litigation is pending or threatened against or affecting any Issuer Related Party contesting its rights in or use of any Intellectual Property, except for any actions which could not be reasonably expected to have a Material Adverse Effect. Schedule 8.11 to the Information Certificate sets forth all of the agreements or other arrangements of each Issuer Related Party pursuant to which such Issuer Related Party has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the Closing Date and the dates of the expiration of such agreements or other arrangements of such Issuer Related Party as in effect on the Closing Date (collectively, together with such agreements or other arrangements as may be entered into by any Issuer Related Party after the Closing Date, collectively, the “License Agreements” and individually, a “License Agreement”).

8.12 Subsidiaries; Affiliates; Capitalization.

(a) Except as set forth in Schedule 8.12 to the Information Certificate, no Issuer Related Party has any direct or indirect Subsidiaries or Affiliates or is engaged in any joint venture or partnership.

(b) Each Issuer Related Party is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.12 to the Information Certificate as being owned by such Issuer Related Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date are listed on Schedule 8.12 to the Information Certificate.

(c) The issued and outstanding shares of Capital Stock of each Issuer Related Party are directly and beneficially owned and held by the persons indicated in Schedule 8.12 to the Information Certificate, and, in each case, all of such shares have been duly authorized and are fully paid and non-assessable and are free and clear of all claims, liens, pledges and encumbrances of any kind, except those created hereunder and as disclosed in writing to the Administrative Agent and the Note Purchasers prior to the Closing Date.

8.13 Labor Disputes.

No significant strike, labor dispute, slowdown or stoppage is pending against any Issuer Related Party or, to the best of any Issuer Related Party’s knowledge, threatened against any Issuer Related Party, except for actions which could not be reasonably expected to have a Material Adverse Effect.

8.14 Restrictions on Subsidiaries.

Except for restrictions contained in this Agreement and the restrictions imposed by the DIP Order and the Bankruptcy Code (related to the Cases), there are no contractual or consensual restrictions on any Issuer Related Party or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Issuer Related Party and any of its or their Subsidiaries or (ii) between any Subsidiaries of any Issuer Related Party or (b) the ability of any Issuer Related Party or any of its or their Subsidiaries to incur Indebtedness, issue and sell the Notes or grant security interests to the Collateral Agent or any Note Purchaser in the Collateral.

8.15 [Intentionally Omitted].

8.16 [Intentionally Omitted].

8.17 Accuracy and Completeness of Information.

All information furnished by or on behalf of any Issuer Related Party in writing to the Administrative Agent, any Note Purchaser or the Bankruptcy Court in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby or the Cases, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to the Administrative Agent and the Note Purchasers in writing prior to the Closing Date.

8.18 Survival of Warranties; Cumulative.

All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to the Administrative Agent and the Note Purchasers on the date of each additional Issuance, or other credit accommodation hereunder as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and shall be conclusively presumed to have been relied on by the Administrative Agent and the Note Purchasers regardless of any investigation made or information possessed by the Administrative Agent or any Note Purchaser. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Issuer Related Party shall now or hereafter give, or cause to be given, to the Administrative Agent or any Note Purchaser.

8.19 Investment Company Act.

No Issuer Related Party is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. No Issuer Related Party is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” as each such term is defined and used in the Public Utility Holding Company Act of 1935, as amended, or, as the case may be, the Public Utility Holding Company Act of 2005.

8.20 Indebtedness.

Except as otherwise permitted under Section 10.9, the Issuer Related Parties and their Subsidiaries have no Indebtedness.

8.21 Investments.

Set forth on Schedule 8.21 to the Information Certificate is a complete and accurate list of all investments held by any Issuer Related Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof and all such investments are Permitted Investments.

8.22 No Burdensome Restrictions.

None of the Issuer Related Parties or their Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

8.23 [Intentionally Omitted].

8.24 Security Documents.

Subject to the DIP Order, this Agreement and the other Financing Agreements create valid security interests in, and liens on, the Collateral purported to be covered thereby. Except as set forth herein and in the other Financing Agreements, upon entry of the DIP Order, such security interests and liens will be perfected security interests and liens, prior to all other liens other than the Carve-Out and certain of the Permitted Liens to the extent set forth in Section 5.2.

8.25 [Intentionally Omitted].

8.26 Anti-Terrorism Laws.

No Issuer Related Party or any of their Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.) (as amended, the “Trading with the Enemy Act”). No Issuer Related Party or any of their Subsidiaries is in violation of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) (as amended, the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. No Issuer Related Party or any of their Subsidiaries (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

8.27 Compliance with OFAC Rules and Regulations.

None of the Issuer Related Parties or their Subsidiaries or their respective officers, directors or Affiliates (a) is a Sanctioned Person, (b) has more than 15% of its assets in Sanctioned Countries, or (c) derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Notes hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

8.28 Compliance with FCPA.

Each of the Issuer Related Parties and their Subsidiaries is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto. None of the Issuer Related Parties or their Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Issuer Related Party or its Subsidiary or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

8.29 [Intentionally Omitted].

8.30 [Intentionally Omitted].

8.31 The Casino Properties.

(a) Each of the Issuer Related Parties represents and warrants that, as of the Closing Date, it is not a party to any management, franchise agreement or other similar agreement with any Person (other than an Issuer Related Party) relating to the management or operation of any Casino Property; and each of the Issuer Related Parties agrees that it shall not enter into any such agreement with any Person (other than an Issuer Related Party) if, (i) in the case of a management agreement, such agreement relates to the day-to-day management of substantially all of the hotel operations of any Casino Property or (ii) in the case of a franchise agreement or similar agreement, such agreement relates to the management and operation of substantially all of the hotel operations of any Casino Property, unless, in each case, it causes such Person to enter into, contemporaneously therewith, a subordination agreement, in the case of a management agreement, or a comfort letter, in the case of a franchise agreement or similar agreement, in either case in form and substance reasonably satisfactory to the Required Note Purchasers.

(b) Each of the Issuer Related Parties represents and warrants that none of the Casino Properties contains any asbestos or asbestos-containing material.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES OF THE NOTE PURCHASERS

9.1 Each Note Purchaser, severally and not jointly, represents and warrants to the Company on the Closing Date and as of any Subsequent Issue Date that:

(a) Such Note Purchaser understands and acknowledges that any distribution of the Notes will not be registered under the Securities Act, and that the Notes will only be transferred to it in a transaction that is exempt from the registration requirements of the Securities Act.

(b) Such Note Purchaser understands and acknowledges that the Notes cannot be offered or sold except pursuant to an available exemption from registration under the Securities Act, and will be subject to other contractual restrictions on transfer.

(c) Such Note Purchaser is an “accredited investor” as defined in Rule 501 under the Securities Act.

(d) Such Note Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Notes and such Note Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Notes.

(e) Such Note Purchaser has been furnished with and has carefully read a copy of the exhibits and schedules to this Agreement and the other Financing Agreements and has been given the opportunity to ask questions of, and receive answers from, the Issuer concerning the terms and conditions of the Notes and other related matters.

(f) To the extent it receives any Notes, such Note Purchaser will receive such Notes for its own account for investment purposes and not with a view to, or for resale in connection with, the distribution thereof, and it has no present intention of distributing any Notes, if received, except in accordance with applicable law.

(g) Such Note Purchaser understands that the basis for the exemption from registration may not be present if, notwithstanding such representations, the Note Purchaser’s intention is merely to acquire the Notes for a fixed or determinable period in the future, or a market rise, or for sale if the market does not rise. Accordingly, such Note Purchaser does not have any such intention.

(h) Such Note Purchaser understands and acknowledges that the Notes will bear the Legend.

ARTICLE 10

AFFIRMATIVE AND NEGATIVE COVENANTS

10.1 Maintenance of Existence.

(a) Each Issuer Related Party shall at all times (i) preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits the absence of which could reasonably be expected to have a Material Adverse Effect, except as to any Guarantor as permitted in Section 10.7 hereof and (ii) comply in all material respects with all Contractual Obligations entered into after the Petition Date or entered into prior to the Petition Date and assumed by the Debtors, in each case that are material to the Issuer Related Parties and their Subsidiaries (taken as a whole).

(b) No Issuer Related Party shall change its name, type of organization, jurisdiction of organization, chief executive office or organizational number from those existing as of the Closing Date without providing the Administrative Agent (x) at least thirty (30) days prior written notice of such proposed change and (y) such agreements as the Administrative Agent may reasonably require in connection therewith. In the case of any name change, each Issuer Related Party shall promptly provide the Administrative Agent with a copy of the amendment to the Certificate of Incorporation, Certificate of Formation or Certificate of Limited Partnership (as applicable) of such Issuer Related Party providing for such name change certified by the Secretary of State of the jurisdiction of organization of such Issuer Related Party.

10.2 New Collateral Locations.

Each Issuer Related Party may only open any new location within the continental United States provided such Issuer Related Party (a) gives the Administrative Agent thirty (30) days prior written notice of the intended opening of any such new location at which Inventory will be located having a value of more than $100,000 and (b) executes and delivers, or causes to be executed and delivered, to the Administrative Agent such agreements, documents, and instruments as the Required Note Purchasers may deem necessary or desirable to protect the Secured Parties’ interests in the Collateral at such location.

10.3 Compliance with Laws, Regulations, Etc.

(a) Except as otherwise excused by the Bankruptcy Code and/or any other Debtor Relief Laws, each Issuer Related Party shall, and shall cause its Subsidiaries to, at all times, (i) comply in all material respects with all Laws and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority the violation of which could reasonably be expected to have a Material Adverse Effect, (ii) maintain, and cause each of its Subsidiaries to maintain, (A) such valid Gaming Licenses in all jurisdictions as may be necessary to operate each of its Gaming Facilities, the absence of which could reasonably be expected to have a Material Adverse Effect, and (B) all Liquor Licenses and registrations as may be necessary to sell alcoholic beverages from and in its Gaming Facilities, and (iii) except in the case of any License Revocation or a revocation or non- renewal of a Liquor License or registration that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, notify, and cause each of its Subsidiaries to notify, the Administrative Agent promptly upon a License Revocation or a revocation or non-renewal of a liquor license or registration.

(b) Each Issuer Related Party shall, and shall cause its Subsidiaries and all lessees and other Persons operating or occupying its properties to, at all times comply, in all material respects, with all applicable Environmental Laws and Environmental Permits and obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties.

(c) Each Issuer Related Party shall give written notice to the Administrative Agent promptly, and in any event no later than three (3) Business Days, upon any Issuer Related Party’s receipt of any notice of, or such Issuer Related Party’s otherwise obtaining knowledge of (i) the occurrence of any event involving the material release, spill or discharge, threatened or actual, of any Hazardous Material that could (x) reasonably be expected to have a Material Adverse Effect or (y) cause any property described in the Mortgages to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by such Issuer Related Party or (B) the material release, spill or discharge, threatened or actual, of any Hazardous Material other than as permitted under any applicable Environmental Law, in each case, that could (x) reasonably be expected to have a Material Adverse Effect or (y) cause any property described in the Mortgages to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law. With respect to any matter disclosed pursuant to this Section 10.3, each Issuer Related Party shall promptly furnish, or cause to be promptly furnished, to the Administrative Agent copies of all material, non-privileged environmental surveys, audits, assessments, feasibility studies and results of remedial investigations. Each Issuer Related Party shall take prompt action to respond to any material non-compliance with any of the Environmental Laws and upon the reasonable request of the Administrative Agent, provide a report to the Administrative Agent on such response.

(d) Without limiting the generality of the foregoing, each Issuer Related Party shall conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither such Issuer Related Party nor any of its Subsidiaries shall be required to undertake any such investigation, cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

(e) Each Issuer Related Party shall indemnify and hold harmless the Administrative Agent and the Note Purchasers and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work, including, but not limited to, with respect to any property owned or leased by such Issuer Related Party and the preparation and implementation of any closure, remedial or other required plans, except to the extent such losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Administrative Agent’s or any Note Purchaser’s gross negligence or willful misconduct. The indemnifications in this Section 10.3 shall survive the payment of the Obligations and the termination of this Agreement.

10.4 Payment of Taxes and Claims.

In the case of any Debtor, in accordance with the Bankruptcy Code and subject to any required approval by an applicable order of the Bankruptcy Court, each Issuer Related Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge (i) all taxes, assessments and governmental charges upon or against it or its properties or assets, except for any tax, assessment, or charge, the validity of which is being contested in good faith by appropriate proceedings diligently pursued and available to such Issuer Related Party or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books to the extent required by GAAP and (ii) all material obligations arising from Contractual

Obligations entered into after the Petition Date or from Contractual Obligations entered into prior to the Petition Date and assumed and which are permitted to be paid post-petition prior to confirmation of the AHC/Debtor Plan by order of the Bankruptcy Court that has been entered, in the case of the Debtors, with the consent of the Required Note Purchasers.

10.5 Insurance.

Each Issuer Related Party shall, and shall cause each of its Subsidiaries to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated; provided, however, that at any time during which insurance coverage for terrorism is unavailable, then the Issuer Related Parties and their respective Subsidiaries shall not be required to maintain such insurance during such time. Said policies of insurance shall be reasonably satisfactory to the Required Note Purchasers as to form, amount and insurer, provided, however, that each Note Purchaser hereby acknowledges that the insurance of the Issuer Related Parties and their respective Subsidiaries as of the Closing Date meets this standard. The Issuer Related Parties shall furnish certificates, policies or endorsements to the Administrative Agent as the Required Note Purchasers shall reasonably require as proof of such insurance, and, if any Issuer Related Party fails to do so after notice, the Administrative Agent is authorized, but not required, to obtain such insurance at the expense of the Issuer. All policies shall provide for at least thirty (30) days prior written notice to the Administrative Agent of any cancellation or reduction of coverage and that the Administrative Agent may act as attorney for each Issuer Related Party in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. The Issuer Related Parties shall cause the Administrative Agent to be named as a loss payee or an additional insured (but without any liability for any premiums), as applicable, under such insurance policies and the Issuer Related Parties shall obtain non-contributory lender’s loss payable endorsements to all insurance policies in form and substance reasonably satisfactory to the Required Note Purchasers. Such Administrative Agent’s loss payable endorsements shall specify that the proceeds of such insurance shall be payable to the Administrative Agent as its interests may appear and further specify that the Administrative Agent shall be paid regardless of any act or omission by any Issuer Related Party or any of its Subsidiaries or their officers or directors. Without limiting any other rights of the Administrative Agent or the Note Purchasers, any insurance proceeds related to Collateral received by Administrative Agent at any time shall be applied to payment of the Obligations, in accordance with Sections 2.4(b) and 6.3 hereof.

10.6 Financial Statements and Other Information.

(a) Each Issuer Related Party shall, and shall cause each of its Subsidiaries to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Issuer Related Party and its Subsidiaries in accordance with generally accepted accounting principles in effect from time to time. Each Issuer Related Party shall promptly furnish to the Administrative Agent and the Note Purchasers all such financial and other information as the Administrative Agent shall reasonably request relating to the Collateral and the assets, business and operations of such Issuer Related Party, and Issuer shall notify the auditors and accountants of such Issuer Related Party that the Administrative Agent is authorized to obtain such information directly from them.

(b) Each Issuer Related Party shall promptly notify the Administrative Agent in writing upon any executive officer of such Issuer Related Party becoming aware of, or having reason to be aware of, the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral and having a value of more than $1,000,000 or which if adversely determined could reasonably be expected to have a Material Adverse Effect, (ii) any order, judgment or decree in excess of $500,000 shall have been entered against such Issuer Related Party or any of its properties or assets, (iii) any notification of a material violation of laws or regulations received by such Issuer Related Party which could reasonably be expected to have a Material Adverse Effect, (iv) any ERISA Event, (v) the occurrence of any Default or Event of Default of which any executive officer of such Issuer Related Party is aware or has reason to be aware, and in any event within three (3) Business Days, (vi) any event of default or material breach under any contractual obligation of such Issuer Related Party or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or involve a monetary claim in excess of $1,000,000; (vii) promptly, any litigation, or any investigation or proceeding known to any executive officer of such Issuer Related Party (A) affecting such Issuer Related Party or any of its Subsidiaries which, if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or involve a monetary claim in excess of $500,000 (unless covered by insurance, in which case in excess of $1,000,000), or (B) affecting or with respect to this Agreement or any other Financing Agreement; or (viii) promptly, any other development or event which could reasonably be expected to have a Material Adverse Effect.

(c) Promptly after the sending or filing thereof, the Issuer shall (i) send to the Administrative Agent copies of all reports which any Issuer Related Party or any of its Subsidiaries sends to its security holders generally, (ii) notify the Administrative Agent of the filing of all reports and registration statements which the Issuer or any of its Subsidiaries files with the Securities Exchange Commission, any national or foreign securities exchange or the National Association of Securities Dealers, Inc., and, if requested by the Administrative Agent, send to the Administrative Agent electronic copies of any such filings, (iii) send to the Administrative Agent copies of all press releases and (iv) send to the Administrative Agent copies of all other statements concerning material changes or developments in the business of a Issuer Related Party made available by any Issuer Related Party to the public.

(d)(i) As soon as practicable in advance of filing with the Bankruptcy Court or delivery to the Prepetition Agent or to the U.S. Trustee, as the case may be, the Issuer Related Parties shall deliver to the Administrative Agent for prompt further distribution to each Note Purchaser copies of all proposed orders and pleadings related to the Obligations and/or the Collateral (which must be in form and substance reasonably satisfactory to the Required Note Purchasers) and (ii) substantially simultaneously with the filing with the Bankruptcy Court or delivery to the AHC or to the U.S. Trustee, as the case may be, the Issuer Related Parties shall deliver to the Administrative Agent for prompt further distribution to each Note Purchaser all other notices, filings, motions, pleadings or other information concerning the financial condition of the Issuer Related Parties or any of their respective Subsidiaries, any of the Collateral or other Indebtedness of the Issuer Related Parties that may be filed with the Bankruptcy Court or delivered to the AHC or to the U.S. Trustee.

(e) The Issuer Related Parties shall furnish or cause to be furnished to the Administrative Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of the Issuer Related Parties, as the Administrative Agent and the Note Purchasers may, from time to time, reasonably request. The Administrative Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of the Issuer Related Parties to any court or other Governmental Authority or to any Note Purchaser or Participant. Each Issuer Related Party hereby irrevocably authorizes and directs all accountants or auditors to deliver to the Administrative Agent, at the Issuer’s expense, copies of the financial statements of such Issuer Related Party and any reports or management letters prepared by such accountants or auditors on behalf of such Issuer Related Party and to disclose to the Administrative Agent and Note Purchasers such information as they may have regarding the business of such Issuer Related Party. Any documents, schedules, invoices or other papers delivered to the Administrative Agent or any Note Purchaser may be destroyed or otherwise disposed of by the Administrative Agent or such Note Purchaser one (1) year after the same are delivered to the Administrative Agent or such Note Purchaser, except as otherwise designated by the Issuer to the Administrative Agent or such Note Purchaser in writing.

(f) On or prior to the Closing Date and on the Thursday of each week thereafter, the Issuer Related Parties shall deliver to the Administrative Agent for prompt further distribution to each Note Purchaser an updated 13-Week Projection (covering the period beginning on the Saturday immediately preceding the Tuesday that such 13-Week Projection is delivered) whereby the first week shall be deleted and updated with the week immediately succeeding the last week included in the previous report and a report by the chief financial officer or, to the extent that an Event of Default is not then continuing, the chief financial officer’s designee, of the Issuer with respect to Trade Receipts, Accounts, Inventory, liquidity and other matters (to the extent the information is available) as the Administrative Agent and any Note Purchaser (through the Administrative Agent) may from time to time reasonably request.

(g) On the Closing Date, and on each Wednesday thereafter, the Issuer Related Parties shall deliver to the Administrative Agent for prompt further distribution to each Note Purchaser a variance report in form and substance reasonably satisfactory to the Required Note Purchasers (“Variance Report”) setting forth actual cash receipts and disbursements for the prior week and setting forth all of the variances, on a line-item basis, from the amount set forth for such week in the applicable 13-Week Projection. Each such report shall include explanations for all material variances, shall be certified by the chief financial officer of the Issuer as being prepared in good faith and fairly presenting in all material respects the information set forth therein and shall be accompanied by detail broken down for each Issuer Related Party and each of its Subsidiaries.

(h) On Thursday of each week, the Issuer shall cause the Administrative Agent to receive for prompt further distribution to each Note Purchaser a Weekly Operating Metrics Report for the one-week period ending on Friday of the immediately preceding week.

(i) On the twentieth day of each month, the Issuer shall cause the Administrative Agent to receive a report from the chief financial officer of the Issuer with respect to liquidity, asset sales, cost savings and all other matters (to the extent the information is available) requested by the Note Purchasers, in each case, with respect to or occurring during the immediately preceding month.

(j) [Intentionally Omitted].

(k) Simultaneously with delivery to the Prepetition First Lien Lenders under the Prepetition First Lien Financing Agreements and the holders of the Second Lien Notes under the Second Lien Note Indenture, as the case may be, the Issuer Related Parties shall deliver to the Administrative Agent each notice, report or other information required to be delivered pursuant to the terms of the Prepetition First Lien Financing Agreements and the Second Lien Note Indenture (in each case, other than routine administrative notices and correspondence unrelated to any failure of any Issuer Related Party or any of its Subsidiaries to perform thereunder) to the extent not otherwise required to be delivered hereunder.

(l) The Issuer Related Parties shall grant to the Administrative Agent, the Collateral Agent and the Note Purchasers access to information (including historical information) and personnel, including, without limitation, regularly scheduled meetings as mutually agreed with senior management of the Issuer Related Parties and the chief financial officer of the Issuer and other company advisors and the Required Note Purchasers, and the Note Purchasers shall be provided with access to all information they shall reasonably request and to other internal meetings regarding strategic planning, cash and liquidity management, operational and restructuring activities.

Notwithstanding the foregoing, any Note Purchaser may elect in writing not to receive any of the information provided to the Agent and the Note Purchasers pursuant to this Section 10.6. If any Note Purchaser makes such an election, the Agent will refrain from delivering such information to such Note Purchaser until and unless such Note Purchaser subsequently requests, in writing, to be provided with such information.

10.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc.

(a) No Issuer Related Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, dissolve, liquidate or wind up its affairs or agree to do so at a future time, except (and, as applicable, upon such Issuer Related Party or such Subsidiary obtaining all requisite approvals from the Bankruptcy Court) any Subsidiary of any Issuer Related Party may merge into or consolidate with such Issuer Related Party or any other

Subsidiary of such Issuer Related Party; provided, that in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be an Issuer Related Party or a wholly-owned Subsidiary of an Issuer Related Party; provided, further, that in the case of any such merger or consolidation to which a Guarantor is party, the Person formed by such merger or consolidation shall be a Guarantor; provided, further, that in the case of any such merger or consolidation which the Issuer is a party, the surviving entity in such merger or consolidation shall be the Issuer.

(b) No Issuer Related Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, sell, transfer, lease or otherwise dispose of any of its property or assets or agree to do so at a future time, except (and, as applicable, upon such Issuer Related Party or such Subsidiary obtaining all requisite approvals from the Bankruptcy Court):

(i) sales, transfers or other dispositions of obsolete assets;

(ii) the lease or sublease of real property (other than any material part of any Casino Property) or equipment in the ordinary course of business;

(iii) the license or sublicense (subject to the liens in favor of the Agents and the Note Purchasers) of Intellectual Property in the ordinary course of business and on ordinary business terms;

(iv) sales, transfers or other dispositions of cash and Cash Equivalents or other property sold or disposed of in the ordinary course of business and on ordinary business terms, including sales of delinquent accounts receivables in connection with the compromise or collection thereof;

(v) transfers resulting from or made directly in connection with any casualty or condemnation of property or assets;

(vi) transfers in connection with any Investment permitted by Section 10.10;

(vii) sales of Inventory in the ordinary course of its business and the granting of any option or other right to purchase, lease or otherwise acquire Inventory in the ordinary course of business;

(viii) in a transaction authorized by clause (a) of this Section 10.7; and

(ix) sales, transfers or other dispositions of assets among the Issuer Related Parties.

10.8 Encumbrances.

No Issuer Related Party shall, nor shall it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, except upon such Issuer Related Party or such Subsidiary obtaining all requisite approvals from the Bankruptcy Court and solely to the extent that the Indebtedness and other obligations or liabilities secured by such security interest, mortgage, pledge, lien, charge or other encumbrance are contemplated under the Monthly Forecast and 13-Week Projection (with the exception of clauses (c), (d), (g)(ii), (i) and (j) of this Section 10.8) (“Permitted Liens”):

(a) the security interests and liens of the Collateral Agent for itself and the benefit of the Administrative Agent and the Note Purchasers;

(b) liens arising under applicable Gaming Laws; provided, that no such lien constitutes a lien securing repayment of Indebtedness;

(c) licenses of Intellectual Property granted by such Issuer Related Party or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Issuer Related Party or such Subsidiary;

(d) liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Issuer Related Party or Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books, or that are immaterial in amount;

(e) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Issuer Related Party’s or Subsidiary’s business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or are being contested in good faith by appropriate proceedings diligently pursued and available to such Issuer Related Party or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

(f) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Issuer Related Party or such Subsidiary as presently conducted thereon or materially impair the value of such Real Property;

(g) pledges and deposits of cash by such Issuer Related Party after the date hereof in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits consistent with the current practices of such Issuer Related Party as of the date hereof;

(h) pledges and deposits of cash by such Issuer Related Party after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of such Issuer Related Party as of the date hereof; provided, that in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance reasonably satisfactory to the Required Note Purchasers;

(i) liens arising from (i) Operating Leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by any Issuer Related Party located on the premises of such Issuer Related Party (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of such Issuer Related Party and the precautionary UCC financing statement filings in respect thereof;

(j) liens securing the Prepetition First Lien Obligations solely to the extent in accordance with the Prepetition First Lien Financing Agreements, and the Final Cash Collateral Order, in effect on the date hereof (unless the amendment thereof is permitted hereunder) and the date of the DIP Order;

(k) liens securing the Second Lien Notes solely to the extent in accordance with the Second Lien Note Indenture, in effect on the date hereof (unless the amendment thereof is permitted hereunder) and the DIP Order; and

(l) the Supplemental DIP Liens.

10.9 Indebtedness.

No Issuer Related Party shall, nor shall it permit any of its Subsidiaries to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except, upon such Issuer Related Party or such Subsidiary obtaining all requisite approvals from the Bankruptcy Court and solely to the extent contemplated under the Monthly Forecast and 13-Week Projection (with the exception of clauses (d), (g)(ii), (i) and (j) of Section 10.8 and clauses (b), (d) and (f) of this Section 10.9):

(a) the Obligations;

(b) the Prepetition First Lien Obligations as of the Petition Date together with interest, expenses and other sums that are allowed pursuant to the provisions of the Bankruptcy Code;

(c) Indebtedness secured by the security interests, mortgages, pledges, liens, charges or other encumbrances permitted under Section 10.8 hereof;

(d) Indebtedness owing under the Second Lien Notes as of the Petition Date with interest, expenses and other sums that are allowed pursuant to the provisions of the Bankruptcy Code;

(e) unsecured intercompany Indebtedness by and among any Issuer Related Party and any other Issuer Related Party, provided, that such intercompany indebtedness is expressly subordinated to the Obligations;

(f) unsecured Indebtedness and obligations owing under hedging agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes; and

(g) secured Indebtedness in an aggregate principal amount not to exceed $21,000,000 under additional debtor-in-possession financing facilities (the “Supplemental DIP Financing”) on terms as may be approved by the Required Note Purchasers and order of the Bankruptcy Court.

10.10 Loans, Investments, Etc.

No Issuer Related Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make any loans or advance money or property to any person, or make any new investment in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or the sale of any assets or property out of the ordinary course of such Person’s business, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except, upon such Issuer Related Party or such Subsidiary obtaining all requisite approvals from the Bankruptcy Court and to the extent contemplated under the Monthly Forecast (the “Permitted Investments”):

(a) cash and Cash Equivalents;

(b) loans and advances to employees in the ordinary course of the business of such Issuer Related Party and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $500,000 at any time outstanding;

(c) receivables owing to such Issuer Related Party or any of its Subsidiaries and advances to suppliers, including, without limitation, notes receivable owing from customers, in each case, if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(d) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(e) Investments in and loans to an Issuer Related Party;

(f) Investments in the Casino Properties and Permitted Businesses, but only to the extent that such Investments have been previously approved in writing by the Required Note Purchasers and are Consistent with Budget; and

(g) hedging agreements to the extent permitted pursuant to Section 10.9.

10.11 Restricted Payments.

The Issuer Related Parties will not, and will not permit their respective Subsidiaries to, directly or indirectly, declare, order, make or set apart any sum for or pay any payment, except:

(a) Upon the Issuer Related Parties obtaining all requisite approvals from the Bankruptcy Court and/or solely to the extent contemplated under the Monthly Forecast and 13-Week Projection;

(b) dividends payable solely in the same class of Capital Stock of such Person (to the extent that any of such Capital Stock of a Subsidiary of each Issuer Related Party is pledged to the Agent and the Note Purchasers hereunder to secure the Obligations);

(c) dividends and distributions payable to any Issuer Related Party; and

(d) distributions or dividends for the repurchase, retirement or other acquisition or retirement of common Equity Interests of the General Partner held by any future, present or former employee, director or consultant of the General Partner, the Issuer or any of their respective Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate payment made under this clause shall be in an aggregate amount not to exceed $1,000,000.

10.12 Transactions with Affiliates.

No Issuer Related Party shall, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its officers, directors or other Affiliates (each, an “Affiliate Transaction”), other than Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis from a Person that is not an officer, director or Affiliate of the Issuer Related Party and that are permitted pursuant to the Monthly Forecast and 13-Week Projection. The restrictions set forth in this Section 10.12 shall not apply to:

(i) transactions exclusively between or among the Issuer Related Parties; provided, that such transactions are not otherwise prohibited by this Agreement; and

(ii) transactions permitted under Sections 10.10 and 10.11 hereof.

10.13 Compliance with ERISA.

Except as to any of which, if the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Issuer Related Party shall, and shall cause each of its ERISA Affiliates to, upon such Issuer Related Party obtaining all requisite approvals from the Bankruptcy Court and solely to the extent contemplated under the Monthly Forecast and 13-Week Projection: (a) maintain each Pension Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Pension Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any Pension Plan so as to incur any material liability to the Pension Benefit Guaranty Corporation; (d) make all required contributions to any Pension Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Pension Plan; (e) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Pension Plan; (f) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; or (g) not allow or suffer to exist any occurrence of a Reportable Event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any Pension Plan that is a single employer plan, which termination could result in any material liability to the Pension Benefit Guaranty Corporation.

10.14 End of Fiscal Years.

No Issuer Related Party will, nor will it permit any of its Subsidiaries to, change its fiscal year.

10.15 Change in Business.

None of the Issuer Related Parties shall engage in any business other than the operation of the Casino Properties and the Permitted Businesses.

10.16 Limitation of Restrictions Affecting Subsidiaries.

None of the Issuer Related Parties shall, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of such Issuer Related Party to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Issuer Related Party or any Subsidiary of such Issuer Related Party; (b) make loans or advances to such Issuer Related Party or any Subsidiary of such Issuer Related Party; (c) transfer any of its properties or assets to such Issuer Related Party or any Subsidiary of such Issuer Related Party; (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or (e) act as a Guarantor and pledge its assets pursuant to the Financing Agreements or any renewals, refinancings, exchanges, refundings or extensions thereof, other than encumbrances and restrictions arising under (i) applicable Law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Issuer Related Party or any Subsidiary of such Issuer Related Party, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Issuer Related Party or any Subsidiary of such Issuer Related Party, (v) the Prepetition First Lien Obligations, (vi) the Second Lien Notes or (vii) any Permitted Lien or any document or instrument governing any Permitted Lien, provided, that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

10.17 License Agreements.

(a) Each Issuer Related Party shall, unless otherwise permitted under the Bankruptcy Code in connection with the Cases and necessary in connection with the successful restructuring of the Debtors, (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to which it is a party, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to Section 10.17(b) below, such Issuer Related Party may cancel, surrender or release any material License Agreement in the ordinary course of the business of such Issuer Related Party; provided, that, such Issuer Related Party (as the case may be) shall give the Administrative Agent not less than thirty (30) days prior written notice of its intention to so cancel, surrender and release any such material License Agreement, (iv) give the Administrative Agent prompt written notice of any material License Agreement entered into by such Issuer Related Party after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as the Administrative Agent may reasonably request, (v) give the Administrative Agent prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to the Administrative Agent (promptly upon the receipt thereof by such Issuer Related Party in the case of a notice to such Issuer Related Party and concurrently with the sending thereof in the case of a notice from such Issuer Related Party) a copy of each notice of default and every other notice and other communication received or delivered by such Issuer Related Party in connection with any material License Agreement which relates to the right of such Issuer Related Party to continue to use the property subject to such License Agreement, and (vi) furnish to the Administrative Agent, promptly upon the request of the Administrative Agent, such information and evidence as the Required Note Purchasers may reasonably require from time to time concerning the observance, performance and compliance by such Issuer Related Party or the other party or parties thereto with the material terms, covenants or provisions of any material License Agreement.

(b) Each Issuer Related Party will either exercise any option to renew or extend the term of each material License Agreement to which it is a party in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to the Administrative Agent or give the Administrative Agent prior written notice that such Issuer Related Party does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than sixty (60) days prior to the date of any such non-renewal or expiration. Subject to Section 11.2(a) hereof, in the event of the failure of such Issuer Related Party to extend or renew any material License Agreement to which it is a party, the Administrative Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of the Administrative Agent or in the name and behalf of such Issuer Related Party, as the Administrative Agent shall determine at any time that an Event of Default shall exist or have occurred and be continuing. The Administrative Agent may, but shall not be required to, perform any or all of such obligations of such Issuer Related Party under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Issuer Related Party thereunder. Any sums so paid by the Administrative Agent shall constitute part of the Obligations.

10.18 Foreign Assets Control Regulations, Etc.

None of the sales of Notes or the use of the proceeds thereof will violate the Trading With the Enemy Act or the Foreign Assets Control Regulations or any enabling legislation or executive order relating thereto (including, but not limited to (a) Executive order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56). None of Issuer Related Parties nor any of their respective Subsidiaries or any of their respective officers, directors or Affiliates is or will become a “blocked person” as described in the Executive Order, the Trading with the Enemy Act or the Foreign Assets Control Regulations or engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person.”

10.19 Costs and Expenses.

Each Issuer Related Party shall jointly and severally pay all (i) the Administrative Agent’s fees and reasonable, out-of-pocket costs and expenses of the Agent and the Note Purchasers (including all reasonable, out-of-pocket fees, expenses and disbursements of counsel to the Agent and legal counsel to all of the Note Purchasers and/or any other outside counsel, including local, bankruptcy and regulatory counsel, and other professional advisors hired by the Note Purchasers or their counsel) in connection with the preparation, execution and delivery of this Agreement and the other Financing Agreements and the funding of all the Notes under the Notes Facility, including, without limitation, all due diligence, transportation, computer, duplication, messenger, audit, insurance, appraisal and consultant costs and expenses, and all search, filing and recording fees, incurred or sustained by the Administrative Agent and the Note Purchasers in connection with the Notes Facility, this Agreement and the other Financing Agreements or the transactions contemplated thereby, the administration of the Notes Facility and any amendment or waiver of any provision of this Agreement or the other Financing Agreements and (ii) costs and expenses of the Agent and the Note Purchasers (including fees, expenses and disbursements of counsel, including local and regulatory counsel, and other agents and professional advisors hired by the Agent and/or the Note Purchasers) in connection with the enforcement of any of their rights and remedies under this Agreement and the Financing Agreements.

10.20 [Intentionally Omitted].

10.21 Pledged Assets.

Each of the Issuer Related Parties will cause the Collateral to be subject at all times to a valid and perfected lien in favor of the Collateral Agent, for its benefit and for the benefit of the Note Purchasers and the Administrative Agent, with the priorities set forth in Section 5.2.

10.22 Amendment of Subordinated Debt and Prepetition First Lien Financing Agreements.

Except as contemplated by the DIP Order, the Issuer Related Parties will not, nor will they permit any of their respective Subsidiaries to, without the prior written consent of the Agent and the Required Note Purchasers, amend, modify, supplement, replace, refinance, refund, restructure, waive or extend, or permit the amendment, modification, supplementation, replacement, refinancing, refunding, restructuring, waiver or extension of, any term of any document governing or relating to: (i) any Subordinated Debt or (ii) the Prepetition First Lien Financing Agreements.

10.23 [Intentionally Omitted].

10.24 Sale Leasebacks.

The Issuer Related Parties will not, nor will they permit any of their respective Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Real Property owned by any Issuer Related Party as of the Closing Date, (a) which any Issuer Related Party or any of their respective Subsidiaries has sold or transferred or is to sell or transfer to a Person which is not an Issuer Related Party or a Subsidiary or (b) which any Issuer Related Party intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by an Issuer Related Party to another Person which is not a Issuer Related Party in connection with such lease.

10.25 No Further Negative Pledges.

The Issuer Related Parties will not, nor will they permit any of their respective Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any lien upon any of their properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) the DIP Order, (b) pursuant to this Agreement and the other Financing Agreements and (c) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien; provided, that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

10.26 [Intentionally Omitted].

10.27 Operating Leases.

No Issuer Related Party will, nor will it permit any of its Subsidiaries to, enter into, assume or permit to exist any obligations for the payment of rent under Operating Leases which are not contemplated in the Monthly Forecast and the current 13-Week Projection.

10.28 Further Assurances.

At the reasonable request of the Agent at any time and from time to time, the Issuer Related Parties shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and take or cause to be taken such further actions as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement, the DIP Order or any of the other Financing Agreements.

10.29 Post Closing Covenants.

In each case, without limiting the provisions of Section 10.28 hereof:

(a) [Intentionally Omitted].

(b) Within thirty (30) days after the Administrative Agent delivers a written notice to the Issuer directing the Issuer to deliver to the Administrative Agent and/or the Collateral Agent any Financing Agreements not required to be delivered to the Administrative Agent and/or the Collateral Agent on or prior to the Closing Date, the Issuer shall deliver to the Administrative Agent and/or the Collateral Agent such Financing Agreements duly executed by all applicable Issuer Related Parties, their Subsidiaries (as applicable) and all other parties thereto, each in form and substance reasonably satisfactory to the Required Note Purchasers; provided, that the Issuer Related Parties shall not be required to deliver Mortgages to the Collateral Agent, the Administrative Agent or the Note Purchasers with respect to the Issuer Related Parties’ real property unless such Mortgages are required to foreclose upon the applicable real property of the Issuer Related Parties.

(c) [Intentionally Omitted].

(d) Not later than thirty (30) days after the delivery of the Monthly Forecast by the Issuer to the Administrative Agent, without limiting any other rights to information and inspection set forth in this Agreement, the Issuer shall provide to the Note Purchasers (and any of their respective representatives, advisors or independent contractors) any additional information requested by such Persons relating to the Monthly Forecast and shall discuss the substance of the Monthly Forecast with the Note Purchasers (and any of their respective representatives, advisors or independent contractors), upon request by such Persons.

10.30 Bankruptcy Related Covenants.

(a) [Intentionally Omitted].

(b) Carve-Out; Cash Collateral. Except as set forth therein, no portion of the Carve-Out, any Cash Collateral or proceeds of the Notes may be used for the payment of fees and expenses in contravention of the DIP Order.

(c) Chapter 11 Claims. Debtors shall not incur, create, assume, suffer to exist or permit any other Superpriority Claim or lien which is senior to or pari passu with, the Obligations hereunder, except for the Carve-Out and the Prepetition First Lien Obligations to the extent provided herein and in the Final DIP Order.

(d) Consistent with Budget. The Issuer Related Parties shall be Consistent with Budget at all times.

10.31 Gaming Laws.

Each of the Issuer Related Parties shall promptly perform and observe, and cause each of its Subsidiaries to promptly perform and observe, all conditions, requirements and other terms and provisions of each resolution, notice, approval, consent or other action of or by any Gaming Authority, if any, in anyway relating to the execution, delivery or performance of this Agreement or any other Financing Agreement or any transaction contemplated hereby or thereby.

ARTICLE 11

EVENTS OF DEFAULT AND REMEDIES

11.1 Events of Default.

The occurrence or existence of any one or more of the following events is referred to herein individually as an “Event of Default,” and collectively as “Events of Default”:

(a)(i) the Issuer fails to pay any principal or any interest on any Note when due in accordance with the terms hereof or thereof; or (ii) the Issuer fails to pay any fee or other amount payable hereunder when due in accordance with the terms hereof or thereof (or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations thereunder), in each case with respect to this clause (ii), within three (3) Business Days after the same shall become due and payable;

(b) any Issuer Related Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in the DIP Order and/or any of Sections 5.2(a), 5.2(b), 5.2(j), 6.6, 10.1(a) (as it relates to preservation of existence), 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.14, 10.15, 10.16, 10.18, 10.19, 10.20, 10.21, 10.22, 10.24, 10.25, 10.27, 10.28 and 10.30(b), (c) and (d);

(c) any Issuer Related Party shall fail to comply with any other covenant, contained in this Agreement or the other Financing Agreements (other than as described by Sections 11.1(a)(i) and (ii) above), if such failure shall remain unremedied for thirty (30) days after the earlier of (i) the date on which any officer of an Issuer Related Party becomes aware of such failure and (ii) the date on which written notice thereof shall have been given to the Issuer by the Agent or any Note Purchaser;

(d) any material representation, warranty or statement of fact made by any Issuer Related Party to the Administrative Agent in this Agreement, the DIP Order or the other Financing Agreements;

(e) any judgments which are in the aggregate in excess of $500,000 shall be rendered against any Issuer Related Party and the enforcement thereof shall not be stayed (by operation of law, the rules or orders of a court with jurisdiction over the matter or by consent of the party litigants); or there shall be rendered against any Issuer Related Party a non-monetary judgment with respect to a post-petition event which causes or would reasonably be expected to cause a Material Adverse Effect on such Issuer Related Party or any other Issuer Related Party;

(f) [Intentionally Omitted];

(g) [Intentionally Omitted];

(h) any Financing Agreement shall for any reason cease to be valid, binding and enforceable with respect to any Issuer Related Party hereto or thereto (other than the Administrative Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein, in the DIP Order or in any of the other Financing Agreements shall cease to be a valid and perfected first priority (or any other priority set forth in the DIP Order) security interest in and Liens on any of the Collateral purported to be subject thereto (subject only to the Carve-Out and certain of the Permitted Liens to the extent set forth in Section 5.2);

(i) an ERISA Event shall occur which results in or could reasonably be expected to result in a Material Adverse Effect;

(j) except as permitted by the Final Cash Collateral Order, the DIP Order, the Financing Agreements or as otherwise agreed to by the Required Note Purchasers, the making of any Pre-Petition Payment by a Debtor (whether by way of adequate protection or otherwise) after the Closing Date;

(k) any of the Case(s) are dismissed or converted to a Chapter 7 case; a trustee, receiver, interim receiver or receiver and manager shall be appointed in the Case(s), or a responsible officer or an examiner with enlarged powers shall be appointed in the Case(s) (having powers beyond those set forth in Bankruptcy Code Sections 1106(a)(3) and (4)); or any other superpriority administrative expense claim or lien (other than the Carve-Out) which is pari passu with or senior to the claims or liens of the Administrative Agent, the Collateral Agent and the Note Purchasers under the Financing Agreements shall be granted in the Case(s) without the consent of the Required Note Purchasers (unless expressly contemplated hereunder);

(l) the Bankruptcy Court enters an order granting relief from the automatic stay to any creditor or party in interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Issuer Related Parties which have an aggregate value in excess of $2,000,000;

(m) an order is entered reversing, amending, supplementing, staying for a period of five (5) days or more, vacating or otherwise modifying the DIP Order, or any Issuer Related Party or any of their affiliates shall apply for authority to do so, without the prior written consent of the Note Purchasers, or the DIP Order shall cease to be in full force and effect;

(n) Any plan of reorganization (other than the AHC/Debtor Plan) that is not satisfactory to the Note Purchasers in their sole discretion is confirmed in any of the Case(s);

(o) The Issuer Related Parties or any other Subsidiaries shall take any action in support of any matter set forth in subsections (k), (l), (m), (n), or (o) of this Section 11.1 or any person other than the Issuer Related Parties or any other Subsidiaries shall do so and such application is not contested in good faith by the Issuer Related Parties or any other Subsidiaries and the relief requested is granted in an order that is not stayed pending appeal;

(p) The Issuer Related Parties or any of their affiliates shall fail to comply with the DIP Order;

(q) the filing of a motion, pleading or proceeding by any of the Issuer Related Parties or any of their Subsidiaries or Affiliates which could reasonably be expected to result in a material impairment of the rights or interests of the Administrative Agent, the Collateral Agent and/or the Note Purchasers or a determination by a court with respect to a motion, pleading or proceeding brought by another party which results in a material impairment;

(r) the Confirmation Order shall have been reversed or vacated or shall have been amended, supplemented or otherwise modified without the prior written consent of the Administrative Agent and the Note Purchasers, or the Issuer Related Parties shall have filed an application seeking to reverse, vacate or stay the Confirmation Order or to amend, supplement or otherwise modify the Confirmation Order, without the prior written consent of the Administrative Agent and the Note Purchasers;

(s) the occurrence of a License Revocation with respect to a Gaming License in any jurisdiction in which any Issuer Related Party owns or operates a Gaming Facility (except where such License Revocation or such revocation could not be reasonably expected to have a Material Adverse Effect); provided, that such License Revocation continues for at least ten (10) consecutive Business Days;

(t) any Debtor fails to comply with covenants contained in the Backstop Agreement or the Backstop Agreement is terminated in accordance with its terms; or

(u)(i) any Issuer Related Party or any of its Subsidiaries shall fail to make any payment on any Indebtedness (other than the Obligations or any Indebtedness incurred prior to the Petition Date unless such Indebtedness is assumed during the pendency of the Case) of any Issuer Related Party or any such Subsidiary (or any guaranty in respect of Indebtedness of any other Person) which failure relates to Indebtedness having a principal amount of $2,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) after giving effect to any applicable cure periods; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or to require any payment by, or other remedy against, any Issuer Related Party or any of its Subsidiaries after giving effect to any applicable cure periods; or (iii) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

11.2 Remedies.

(a) Notwithstanding any other provisions set forth herein or in any of the other Financing Agreements, if any Event of Default occurs and is continuing, without limiting the rights and remedies available to the Administrative Agent, subject to the DIP Order, the Collateral Agent or any Note Purchaser under applicable Law, the Administrative Agent may and, at the direction of the Required Note Purchasers shall, by written notice to the Issuer (with a copy to counsel for the AHC and to the U.S. Trustee), take any or all of the actions set forth in this Section 11.2, at the same or different times, in each case without further order of or application to the Bankruptcy Court (provided, that with respect to the enforcement of security interests, liens or other rights or remedies with respect to the Collateral, the Administrative Agent shall provide the Issuer (with a copy to counsel for the AHC and to the U.S. Trustee) with three (3) Business Days written notice prior to taking the action contemplated thereby; in any hearing after the giving of the aforementioned notice, the only issue that may be raised by any party in opposition thereto being whether, in fact, an Event of Default has occurred and is continuing).

(b) Subject to Section 11.2(a) hereof, at any time an Event of Default exists or has occurred and is continuing, the Administrative Agent and the Note Purchasers shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable Law, all of which rights and remedies may be exercised without notice to or consent by any Issuer Related Party, except as such notice or consent is expressly provided for hereunder or required by applicable Law. Subject to Section 11.2(a) hereof, all rights, remedies and powers granted to the Agent and the Note

Purchasers hereunder, under any of the other Financing Agreements, the UCC or other applicable Law, are cumulative, not exclusive and enforceable, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Issuer Related Party of this Agreement or any of the other Financing Agreements. Subject to Sections 11.2(a) and 13 hereof, the Administrative Agent may, and at the direction of the Required Note Purchasers shall, at any time or times, proceed directly against any Issuer Related Party to collect the Obligations without prior recourse to the Collateral.

(c) Subject to Section 11.2(a) hereof, without limiting the generality of the foregoing, at any time an Event of Default exists or has occurred and is continuing, the Administrative Agent may, and shall upon the direction of the Required Note Purchasers, upon notice to the Issuer, accelerate the payment of all Obligations and the Notes and demand immediate payment thereof to the Administrative Agent for itself and the benefit of the Note Purchasers.

(d) Subject to Section 11.2(a) hereof, without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, the Administrative Agent may, and shall upon the direction of the Required Note Purchasers (i) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (ii) require any Issuer Related Party, at the Issuer’s expense, to assemble and make available to the Administrative Agent any part or all of the Collateral at any place and time designated by the Administrative Agent, (iii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (iv) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (v) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of the Administrative Agent or elsewhere) at such prices or terms as the Administrative Agent may deem reasonable, for cash, upon credit or for future delivery, with the Administrative Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Issuer Related Party, which right or equity of redemption is hereby expressly waived and released by the Issuer Related Parties and/or (vi) terminate this Agreement. If any of the Collateral is sold or leased by the Administrative Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by the Administrative Agent. If notice of disposition of Collateral is required by law, ten (10) days prior written notice by the Administrative Agent to the Issuer designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and the Issuer Related Parties waive any other notice. In the event the Administrative Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Issuer Related Party waives the posting of any bond which might otherwise be required.

(e) Subject to Section 11.2(a) hereof, at any time or times that an Event of Default exists or has occurred and is continuing, the Administrative Agent and the Collateral Agent may, in their discretion, enforce the rights of any Issuer Related Party against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Subject to Section 11.2(a) hereof, without limiting the generality of the foregoing, the Administrative Agent and/or the Collateral Agent may, and shall upon the direction of the Required Note Purchasers, at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein and the Administrative Agent and/or the Collateral Agent may direct any or all account debtors, secondary obligors and other obligors to make payment of Receivables directly to the Collateral Agent or the Administrative Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and the Administrative Agent, the Collateral Agent and the Note Purchasers shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action the Administrative Agent or the Collateral Agent may deem necessary or desirable for the protection of its interests and the interests of the Note Purchasers. Subject to Section 11.2(a) hereof, at any time that an Event of Default exists or has occurred and is continuing, at the Administrative Agent’s request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to the Collateral Agent and are payable directly and only to the Collateral Agent and the Issuer Related Parties shall deliver to the Administrative Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as the Administrative Agent may require. Subject to Section 11.2(a) hereof, in the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, the Issuer shall, upon the Administrative Agent’s request, hold the returned Inventory in trust for the Collateral Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to the Administrative Agent’s and the Collateral Agent’s instructions, and not issue any credits, discounts or allowances with respect thereto without the Administrative Agent’s prior written consent.

(f) To the extent that applicable Law imposes duties on the Administrative Agent or the Collateral Agent or any Note Purchaser to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Issuer Related Party acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent, the Collateral Agent or any Note Purchaser (i) to fail to incur expenses deemed significant by the Administrative Agent, the Collateral Agent or

any Note Purchaser to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Issuer Related Party, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent, the Collateral Agent or the Note Purchasers against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent, the Collateral Agent or the Note Purchasers a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent and the Collateral Agent in the collection or disposition of any of the Collateral. Each Issuer Related Party acknowledges that the purpose of this Section 11.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent, the Collateral Agent or any Note Purchaser would not be commercially unreasonable in the exercise by the Administrative Agent, the Collateral Agent or any Note Purchaser of remedies against the Collateral and that other actions or omissions by the Administrative Agent, the Collateral Agent or any Note Purchaser shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.2. Without limitation of the foregoing, nothing contained in this Section 11.2 shall be construed to grant any rights to any Issuer Related Party or to impose any duties on the Administrative Agent, the Collateral Agent or the Note Purchasers that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 11.2.

(g) For the purpose of enabling the Administrative Agent and the Collateral Agent to exercise the rights and remedies hereunder, each Issuer Related Party hereby grants to the Administrative Agent and the Collateral Agent, to the extent assignable, an irrevocable, nonexclusive license (subject to Section 11.2(a) hereof, exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to any Issuer Related Party, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Issuer Related Party, wherever the same maybe located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(h) Subject to Section 11.2(a) hereof, at any time an Event of Default exists or has occurred and is continuing, the Administrative Agent may apply the cash proceeds of Collateral actually received by the Administrative Agent or the Collateral Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in accordance with the terms hereof, whether or not then due or may hold such proceeds as cash collateral for the Obligations. The Issuer Related Parties shall remain liable to the Administrative Agent, the Collateral Agent and the Note Purchasers for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys’ fees and expenses.

ARTICLE 12

JURY TRIAL WAIVER; OTHER WAIVERS

AND CONSENTS; GOVERNING LAW

12.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the Bankruptcy Code (to the extent applicable) and the internal laws of the State of New York, including, without limitation, Section 5-1401 and 5-1402 of the New York General Obligations Law.

(b) The Issuer Related Parties, the Agent and the Note Purchasers irrevocably consent and submit to the non-exclusive jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from) jurisdiction, to the non-exclusive general jurisdiction of the courts of the State of New York sitting in New York County, New York and the United States District Court of the Southern District of New York, whichever the Administrative Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that the Agent and the Note Purchasers shall have the right to bring any action or proceeding against any Issuer Related Party or its or their property in the courts of any other jurisdiction which the Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Issuer Related Party or its or their property).

(c) Each Issuer Related Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at the Administrative Agent’s option, by service upon any Issuer Related Party in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Issuer Related Party shall appear in answer to such process, failing which such Issuer Related Party shall be deemed in default and judgment may be entered by the Administrative Agent against such Issuer Related Party for the amount of the claim and other relief requested.

(d) THE ISSUER RELATED PARTIES, THE AGENT AND THE NOTE PURCHASERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE ISSUER RELATED PARTIES, THE AGENT AND THE NOTE PURCHASERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY ISSUER RELATED PARTY, THE AGENT AND/OR ANY NOTE PURCHASER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) The Agent and the Note Purchasers shall not have any liability to any Issuer Related Party (whether in tort, contract, equity or otherwise) for losses suffered by such Issuer Related Party in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, the DIP Order, the other Financing Agreements, the Cases, or any act, omission or event occurring in connection herewith or therewith, unless it is determined by a final and non-appealable judgment or court order binding on the Agent and such Note Purchaser, that the losses were the result of acts or omissions of the Agent or the Note Purchasers, as applicable, constituting gross negligence or willful misconduct. In any such litigation, the Agent and the Note Purchasers shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Each Issuer Related Party: (i) certifies that neither the Agent, any Note Purchaser nor any representative, agent or attorney acting for or on behalf of the Agent or any Note Purchaser has represented, expressly or otherwise, that the Agent and/or the Note Purchasers would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement, the DIP Order or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, and consenting to the DIP Order, the Agent and the Note Purchasers are

relying upon, among other things, the waivers and certifications set forth in this Section 12.1 and elsewhere herein and therein.

12.2 Waiver of Notices.

Each Issuer Related Party hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all Instruments and Chattel Paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Issuer Related Party which the Agent or any Note Purchaser may elect to give shall entitle such Issuer Related Party to any other or further notice or demand in the same, similar or other circumstances.

12.3 Amendments and Waivers.

(a) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by the Administrative Agent and the Required Note Purchasers, and such amendment, waiver, discharger or termination shall be effective and binding as to all Note Purchasers only in the specific instance and for the specific purpose for which given; except, that, no such amendment, waiver, discharge or termination shall:

(i) reduce the interest rate or any fees or extend the time of payment of principal or interest (other than an extension of any Note maturity date agreed to in writing by the Required Note Purchasers in accordance with Section 2.1(c) hereof) or reduce the principal amount of any Note or other Obligations, in each case without the consent of each Note Purchaser directly affected thereby,

(ii) increase the Commitment of any Note Purchaser over the amount thereof then in effect or provided hereunder, or increase a Note Purchaser’s Pro Rata Share, in each case, without the consent of the Note Purchaser directly affected thereby,

(iii) amend or modify the Superpriority Claim status of the Note Purchasers or release or subordinate all or substantially all of the liens or Collateral granted to the Secured Parties under any Financing Agreement or under the DIP Order in any transaction or series of related transactions without the written consent of each Note Purchaser,

(iv) release the Issuer or any Guarantor from obligations hereunder, without the consent of the Administrative Agent and all of the Note Purchasers (except in connection with a sale of such Guarantor that is expressly permitted hereunder),

(v) reduce any percentage specified in the definition of Required Note Purchasers, without the consent of the Administrative Agent and all Note Purchasers,

(vi) consent to the assignment or transfer by any Issuer Related Party of any of their rights and obligations under this Agreement, without the consent of the Administrative Agent and all Note Purchasers,

(vii) amend, modify or waive any terms of this Section 12.3 hereof, without the consent of the Administrative Agent and all Note Purchasers,

(viii) amend Section 6.3(a) without the consent of the Administrative Agent and all Note Purchasers, or

(ix) amend Section 10.30 without the consent of the Administrative Agent and all Note Purchasers.

(b) The Agent and the Note Purchasers shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by the Agent and/or any Note Purchaser of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which the Agent and/or any Note Purchaser would otherwise have on any future occasion, whether similar in kind or otherwise.

(c) Notwithstanding anything to the contrary contained in Section 12.3(a) above, if the Issuer shall receive a notice from any applicable Governmental Authority that any Note Purchaser is no longer qualified or suitable to purchase Notes from the Issuer under the applicable Gaming Laws (and such Note Purchaser is notified by the Issuer and the Agent in writing of such disqualification), including because such Note Purchaser has been denied a license, qualification or finding of suitability or has failed to deliver information required under the applicable Gaming Laws (in either case, such Note Purchaser being referred to herein as a “Defaulting Note Purchaser”), then the Issuer shall have the right, but not the obligation, to replace such Defaulting Note Purchaser. Upon the exercise by the Issuer of such right, such Defaulting Note Purchaser shall have the obligation, to (i) sell, assign and transfer to an Eligible Transferee, the Notes of such Defaulting Note Purchaser and all rights and interests of such Defaulting Note Purchaser pursuant thereto and (ii) transfer to any Note Purchaser that is (or is an affiliate of) a party to the Backstop Agreement having a backstop commitment thereunder, the Commitment of such Defaulting Note Purchaser and all rights and interests of such Defaulting Note Purchaser pursuant thereto. The Issuer shall provide the Defaulting Note Purchaser with prior written notice of its intent to exercise its right under this Section 12.3(c), which notice shall specify a date on which such purchase and sale shall occur. Such purchase and sale shall be pursuant to the terms of a Transfer and Acceptance (whether or not executed by the Defaulting Note Purchaser), except that on the date of such purchase and sale, such Eligible Transferee, shall pay to the Defaulting Note

Purchaser (except as such Defaulting Note Purchaser may otherwise agree) the amount equal to: (i) the principal amount outstanding of the Notes and all of the other Obligations held by the Defaulting Note Purchaser outstanding as of the close of business on the Business Day immediately preceding the effective date of such purchase and sale, plus (ii) amounts accrued and unpaid in respect of interest and fees payable to the Defaulting Note Purchaser to the effective date of the purchase (but in no event shall the Defaulting Note Purchaser be deemed entitled to any early termination fee). Such purchase and sale shall be effective on the date of the payment of such amount to the Defaulting Note Purchaser.

(d) The consent of the Administrative Agent shall be required for any amendment, waiver or consent affecting the rights or duties of the Administrative Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Note Purchasers otherwise required by this Section 12.3.

12.4 Waiver of Counterclaims.

Each Issuer Related Party waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the DIP Order, the other Financing Agreements, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

12.5 Indemnification.

Each Issuer Related Party shall, jointly and severally, indemnify and hold the Agent, each Note Purchaser (in such capacity) and their respective officers, directors, agents, employees, representatives, controlling persons, advisors and counsel and their respective Affiliates (each such person being an “Indemnitee”), harmless from and against any and all losses, claims, damages, liabilities, losses, costs or expenses (including attorneys’, agents’ and professional advisors’ fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, the DIP Order, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby, the Financing Agreements or the DIP Order or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that the Issuer Related Parties shall not have any obligation under this Section 12.5 to indemnify an Indemnitee with respect to a matter covered hereby to the extent resulting from the gross negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable judgment of a court of competent jurisdiction (but without limiting the obligations of the Issuer Related Parties as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.5 may be unenforceable because it violates any law or public policy, the Issuer Related Parties shall pay the maximum portion which it is permitted to pay under applicable Law to the Administrative Agent and the Note Purchasers in satisfaction of indemnified matters under this Section 12.5. To the extent permitted by applicable Law, no Issuer Related Party shall assert, and each Issuer Related Party hereby waives, any claim against any Indemnitee, on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the DIP Order, any of the other Financing Agreements, or any undertaking or transaction contemplated hereby. No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement, the DIP Order or any of the other Financing Agreements or the transaction contemplated hereby or thereby. All amounts due under this Section 12.5 shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

ARTICLE 13

THE AGENT

13.1 Appointment, Powers and Immunities.

Each Note Purchaser irrevocably designates, appoints and authorizes Wilmington Trust FSB to act as the Administrative Agent and the Collateral Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to the Administrative Agent and the Collateral Agent, as applicable, by the terms of this Agreement, the DIP Order and of the other Financing Agreements, together with such other powers as are incidental thereto. The Administrative Agent and the Collateral Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, the DIP Order and in the other Financing Agreements, and shall not by reason of this Agreement, the DIP Order or any other Financing Agreement be a trustee or fiduciary for any Note Purchaser; (b) shall not be responsible to the Note Purchasers for any recitals, statements, representations or warranties contained in this Agreement, the DIP Order or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the DIP Order or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the DIP Order or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Issuer Related Party or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be responsible to the Note Purchasers for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, or in connection with the Cases except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction; and (d) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Agreements that such Agent is required to exercise as directed in writing by the Required Note Purchasers (or such other number or percentage of the Note Purchasers as shall be expressly provided for herein or in the other Financing Agreements), provided, that neither Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any other Financing Agreement or applicable law. The Administrative Agent may employ agents and attorneys in fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to the Administrative Agent shall have been delivered to and acknowledged by the Administrative Agent. The provisions of this Article are solely for the benefit of the Agents and the Note Purchasers, and neither the Issuer nor any other Debtor shall have rights as a third party beneficiary of any of such provisions.

13.2 Reliance by the Administrative Agent.

The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters that are vague or not expressly provided for by this Agreement, the DIP Order or any other Financing Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Note Purchasers or all Note Purchasers as is required in such circumstance, and such instructions to such Agent and any action taken or failure to act pursuant thereto shall be binding on all Note Purchasers.

13.3 Events of Default.

(a) The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the purchase of Notes hereunder, unless and until the Administrative Agent has received written notice from a Note Purchaser, or the Issuer specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a “Notice of Default or Failure of Condition.” In the event that the Administrative Agent receives such a Notice of Default or Failure of Condition, the Administrative Agent shall give prompt notice thereof to the Note Purchasers. The Administrative Agent shall (subject to Section 13.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Note Purchasers to the extent provided for herein; provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of the Note Purchasers.

(b) Except with the prior written consent of Required Note Purchasers, no Note Purchaser may assert or exercise any enforcement right or remedy in respect of the Notes, or other Obligations, as against any Issuer Related Party or any of the Collateral or other property of any Issuer Related Party.

13.4 [Intentionally Omitted].

13.5 Indemnification.

The Note Purchasers agree to indemnify the Agent (to the extent not reimbursed by the Issuer hereunder and without limiting any obligations of the Issuer hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Note Purchaser) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that the Administrative Agent is obligated to pay hereunder), arising in connection with the DIP Order and/or the Cases, or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Note Purchaser shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement or the earlier resignation or removal of the Agent.

13.6 Non-Reliance on the Agent and Other Note Purchasers.

Each Note Purchaser agrees that it has, independently and without reliance on the Agent or other Note Purchaser, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Issuer Related Parties and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Note Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. The Agent shall not be required to keep itself informed as to the performance or observance by any Issuer Related Party of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Issuer Related Party. The Agent will use reasonable efforts to provide the Note Purchasers with any information received by the Agent from any Issuer Related Party which is required to be provided to the Note Purchasers or deemed to be requested by the Note Purchasers hereunder and with a copy of any Notice of Default or Failure of Condition received by the Agent from the Issuer or any Note Purchaser; provided, that, the Agent shall not be liable to any Note Purchaser for any failure to do so, except to the extent that such failure is attributable to the Agent’s own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to the Note Purchasers by the Agent or deemed requested by the Note Purchasers hereunder, the Agent shall not have any duty or responsibility to provide any Note Purchaser with any other credit or other information concerning the affairs, financial condition or business of any Issuer Related Party that may come into the possession of the Agent.

13.7 Failure to Act.

Except for action expressly required of the Agent hereunder and under the other Financing Agreements, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder or to advance its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its rights hereunder and under any other agreements or documents to which it is a party unless it shall receive further assurances to its reasonable satisfaction from the Note Purchasers of their indemnification obligations under Section 13.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

13.8 Concerning the Collateral and the Related Financing Agreements.

Each Note Purchaser authorizes and directs the Agent to enter into this Agreement and the other Financing Agreements. Each Note Purchaser agrees that any action taken by the Agent or the Required Note Purchasers in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by the Agent or the Required Note Purchasers of their respective powers set forth therein or herein, together with such other powers that are incidental thereto, shall be binding upon all of the Note Purchasers.

13.9 Field Audit, Examination Reports and other Information; Disclaimer by the Note Purchasers.

By signing this Agreement, each Note Purchaser:

(a) is deemed to have requested that the Administrative Agent furnish such Note Purchaser, promptly after it becomes available, a copy of each field audit or examination report prepared or received by the Administrative Agent (each field audit or examination report being referred to herein as a “Report” and collectively, “Reports”), appraisals with respect to the Collateral and financial statements with respect to the Issuer Related Parties and their respective Subsidiaries received by the Administrative Agent;

(b) expressly agrees and acknowledges that the Administrative Agent (i) does not make any representation or warranty as to the accuracy of any Report, appraisal or financial statement or (ii) shall not be liable for any information contained in any Report, appraisal or financial statement;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or any other party performing any audit or examination will inspect only specific information regarding the Issuer Related Parties and will rely significantly upon the Issuer Related Parties’ books and records, as well as on representations of the Issuer Related Parties’ personnel; and

(d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 14.5 hereof, and not to distribute or use any Report in any other manner.

Notwithstanding any of the foregoing, any Note Purchaser may elect in writing not to receive any of the Reports. If any Note Purchaser makes such an election, the Administrative Agent will refrain from delivering the Reports to such Note Purchaser until and unless such Note Purchaser subsequently requests, in writing, to be provided with the Reports.

13.10 Collateral Matters.

(a) The Note Purchasers hereby irrevocably authorize the Administrative Agent and the Collateral Agent, at their option and in their discretion to release any security interest in or lien upon, any of the Collateral (i) upon payment and satisfaction of in full in cash all of the Obligations and delivery of cash collateral to the extent required under Section 14.1 below, or (ii) constituting property being sold or disposed of if any Issuer Related Party certifies in writing to the Administrative Agent or the Collateral Agent that the sale or disposition is made in compliance with Section 10.7 hereof (and the Administrative Agent and the Collateral Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Issuer Related Party did not own an interest at the time the security interest or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than $500,000 as certified by the Issuer to the Administrative Agent or the Collateral Agent in writing, and to the extent the Collateral Agent may release its security interest in and lien upon any such Collateral pursuant to the sale or other disposition thereof, such sale or other disposition shall be deemed consented to by the Note Purchasers, or (v) if required or permitted under the terms of any of the other Financing Agreements, or (vi) approved, authorized or ratified in writing by all Note Purchasers. Except as provided above, the Collateral Agent and the Administrative Agent will not release any security interest in or lien upon, any of the Collateral without the prior written authorization of the Required Note Purchasers. Upon request by the Collateral Agent or the Administrative Agent at any time, the Note Purchasers will promptly confirm in writing the Collateral Agent’s or the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 13.10.

(b) Without in any manner limiting the Administrative Agent’s authority to act without any specific or further authorization or consent by the Required Note Purchasers, each Note Purchaser agrees to confirm in writing, upon request by the Collateral Agent or the Administrative Agent, the authority to release Collateral conferred upon the Collateral Agent under this Section 13.10. The Collateral Agent shall (and is hereby irrevocably authorized by the Note Purchasers to) execute such documents as may be necessary to evidence the release of the security interest or liens granted to the Collateral Agent upon any Collateral to the extent set forth above; provided, that, (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s or the Administrative Agent’s opinion, would expose the Collateral Agent or the Administrative Agent to liability or create any obligations or entail any consequence other than the release of such security interest or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest or lien upon (or obligations of any Issuer Related Party in respect of) any of the other the Collateral.

(c) Neither the Collateral Agent nor the Administrative Agent shall have any obligation whatsoever to any Note Purchaser or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Issuer Related Party or is cared for, protected or insured or has been encumbered, or that the liens and security interests granted to the Collateral Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent or the Administrative Agent in this Agreement or in any of the other Financing Agreements.

13.11 Agency for Perfection.

Each Note Purchaser hereby appoints the Administrative Agent, the Collateral Agent, and each other Note Purchaser as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of the Collateral Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and the Collateral Agent, the Administrative Agent and each Note Purchaser hereby acknowledges that it holds possession of any such Collateral for the benefit of the Collateral Agent as secured party. Should any Note Purchaser obtain possession of any such Collateral, such Note Purchaser shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Collateral Agent in accordance with the Administrative Agent’s instructions.

13.12 Successor Administrative Agent.

The Administrative Agent may resign as the Administrative Agent upon thirty (30) days notice to the Note Purchasers and the Issuer; provided that if the Administrative Agent resigns, it shall also resign as the Collateral Agent. If the Administrative Agent resigns under this Agreement, the Required Note Purchasers shall appoint a successor agent for the Note Purchasers. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Note Purchasers and the Issuer, a successor agent but no Note Purchaser shall be required to accept such appointment. Upon the acceptance by a Person as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Administrative Agent and the Collateral Agent and the terms “Administrative Agent” and “Collateral Agent” as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Administrative Agent’s and the Collateral Agent’s appointment, powers and duties as the Administrative Agent and the Collateral Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent and the Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this Section 13.12 shall inure to its benefit as to any actions taken or omitted by it while it was the Administrative Agent or the Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent and the Collateral Agent by the date which is thirty (30) days after the date of a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nonetheless thereupon become effective, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Financing Agreements and the Note Purchasers shall perform all of the duties of the Administrative Agent and the Collateral Agent hereunder and thereunder until such time, if any, as the Required Note Purchasers appoint a successor agent as provided for above.

13.13 Other Agent Designations.

The Administrative Agent may at any time and from time to time determine that a Note Purchaser may, in addition, be a “Co-Administrative Agent,” “Syndication Agent,” “Documentation Agent,” “Collateral Agent” or similar designation hereunder and enter into an agreement with such Note Purchaser to have it so identified for purposes of this Agreement. Any such designation shall be effective upon written notice by the Administrative Agent to the Issuer of any such designation. Any Note Purchaser that is so designated as a Co-Administrative Agent, Syndication Agent, Documentation Agent or such similar designation by the Administrative Agent shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the other Financing Agreements other than those applicable to all Note Purchasers as such. Without limiting the foregoing, the Note Purchasers so identified shall not have or be deemed to have any fiduciary relationship with any Note Purchaser and no Note Purchaser shall be deemed to have relied, nor shall any Note Purchaser rely, on a Note Purchaser so identified as a Co-Administrative Agent, Syndication Agent, Documentation Agent, the Collateral Agent or such similar designation in deciding to enter into this Agreement or in taking or not taking action hereunder.

13.14 Note Purchase Agreement Controls.

In the event of any conflict between this Agreement and any other Financing Agreement, the terms of this Agreement shall govern and control; provided, however, in the event of any conflict between this Agreement or any other Financing Agreement and the DIP Order, the terms of the DIP Order shall govern and control.

ARTICLE 14

TERM OF AGREEMENT; MISCELLANEOUS

14.1 Term.

(a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall mature with all Obligations to be paid and satisfied in full in immediately available funds on the Termination Date. Upon the Termination Date, the Issuer shall pay to the Administrative Agent all outstanding and unpaid Obligations and shall furnish cash collateral to the Administrative Agent in such amounts as are necessary to secure the Agent and Note Purchasers from loss, cost, damage or expense, including attorneys’ fees and expenses, in connection with any contingent Obligations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the bank account of the Administrative Agent, as the Administrative Agent may, in its discretion, designate in writing to the Issuer for such purpose. Interest shall be due until and including the next

Business Day, if the amounts so paid by the Issuer to the bank account designated by the Administrative Agent are received in such bank account later than 2:00 p.m. (New York City time).

(b) No termination of the Commitments, this Agreement or any of the other Financing Agreements shall relieve or discharge any Issuer Related Party of its respective duties, obligations and covenants under this Agreement or any of the other Financing Agreements until all Obligations (other than contingent indemnification and like Obligations which by the terms thereof are stated to survive termination of the Financing Agreements) have been paid in full in cash, and the Collateral Agent’s continuing security interest in the Collateral and the rights and remedies of the Administrative Agent, the Collateral Agent and the Note Purchasers hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been paid in full in cash. Accordingly, each Issuer Related Party waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and neither the Collateral Agent nor the Administrative Agent shall be required to send such termination statements to the Issuer Related Parties, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all such Obligations paid in full in cash.

14.2 [Intentionally Omitted].

14.3 Notices.

(a) All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. Notices delivered through electronic communications shall be effective to the extent set forth in Section 14.3(b) below. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section 14.3):

The Issuer and the other Issuer Related Parties:

c/o Trump Entertainment Resorts, Inc.

15 South Pennsylvania Avenue

Atlantic City, New Jersey 08401

Attention: Robert Pickus

Telecopier: (609) 449-6705

Telephone: (609) 449-5573

Email: rpickus@trump.com

with a copy to:

Weil Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Attention: Michael Walsh Telecopier: (212) 310-8197 Telephone: (212) 310-8116 Email: michael.walsh@weil.com

The Administrative Agent:	Wilmington Trust FSB 50 South Sixth Street, Suite 1290 Minneapolis, MN 55402 Attention: Renee Kuhl Telecopier: (612) 217-5651

with copies to:

Nixon Peabody LLP 437 Madison Avenue New York, NY 10022 Attention: Bart Pisella, Esq. Telecopier: (866) 947-2203

Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038 Attention: Kristopher M. Hansen Telecopier: (212) 806-6006

The Note Purchasers:	The address set forth on each Note Purchaser’s Administrative Details Form.

(b) Notices and other communications to the Note Purchasers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent, provided, that, the foregoing shall not apply to notices to any Note Purchaser pursuant to ARTICLE 2 hereof if such Note Purchaser has notified the Administrative Agent that it is incapable of receiving notices under ARTICLE 2 by electronic communication. Unless the Administrative Agent otherwise requires, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided, that, if such notice or other communication is not given during the normal business hours of the recipient, such notice shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communications is available and identifying the website address therefor.

14.4 Partial Invalidity.

If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable Law.

14.5 Confidentiality.

(a) The Agent and each Note Purchaser shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by any Issuer Related Party pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by such Issuer Related Party to the Administrative Agent or such Note Purchaser, as applicable, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, in connection with any litigation to which the Agent, such Note Purchaser is a party, (iii) to any Note Purchaser or Participant (or prospective Note Purchaser or Participant) or to any Affiliate of any Note Purchaser so long as such Note Purchaser, Participant (or prospective Note Purchaser or Participant) or Affiliate shall have been instructed to treat such information as confidential in accordance with this Section 14.5, or (iv) to counsel for the Administrative Agent, any Note Purchaser or Participant (or prospective Note Purchaser or Participant).

(b) In the event that the Agent or any Note Purchaser receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, the Agent or such Note Purchaser, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent the Agent or such Note Purchaser determines that it will not create any risk of liability to the Agent or such Note Purchaser, the Agent or such Note Purchaser will promptly notify the Issuer of such request so that the Issuer may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by the Issuer of the Agent’s or such Note Purchaser’s expenses, cooperate with the Issuer in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which the Issuer so designates, to the extent permitted by applicable Law or if permitted by applicable law, to the extent the Agent, such Note Purchaser determines that it will not create any risk of liability to the Agent or such Note Purchaser.

In no event shall this Section 14.5 or any other provision of this Agreement, any of the other Financing Agreements or applicable Law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Issuer Related Party or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to the Agent or any Note Purchaser (or any Affiliate of any Note Purchaser) on a non-confidential basis from a person other than an Issuer Related Party or (iii) to require the Agent or any Note Purchaser to return any materials furnished by an Issuer Related Party to the Agent or a Note Purchaser or prevent the Agent or a Note Purchaser from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of the Agent, the Note Purchasers under this Section 14.5 shall supersede and replace the obligations of the Agent, the Note Purchasers under any confidentiality letter signed prior to the date hereof or any other arrangements concerning the confidentiality of information provided by any Issuer Related Party to the Agent or any Note Purchaser. In addition, the Agent and the Note Purchasers may disclose information relating to the Notes Facility to Gold Sheets and other publications, with such information to consist of deal terms and other information customarily found in such publications and that the Agent may otherwise use the corporate name and logo of the Issuer Related Parties or deal terms in “tombstones” or other advertisements, public statements or marketing materials.

The Issuer Related Parties hereby acknowledge that (a) the Agent may make available to the Note Purchasers materials and/or information provided by or on behalf of the Issuer Related Parties hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Note Purchasers may be “public-side” Note Purchasers (i.e., Note Purchasers that do not wish to receive material nonpublic information with respect to the Issuer or its securities) (each, a “Public Note Purchaser”). The Issuer Related Parties, each, hereby agree that it will identify that portion of the Company Materials that may be distributed to the Public Note Purchasers and that (w) all such Company Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC,” the Issuer Related Parties shall be deemed to have authorized the Agent, the Required Note Purchasers and the Note Purchasers to treat such Company Materials as not containing any material nonpublic information (although it may be sensitive and proprietary) with respect to the Issuer Related Parties or their securities for purposes of United States federal and state securities laws; (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Agent and the Required Note Purchasers shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

14.6 Successors.

This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by the Agent, the Note Purchasers, the Issuer Related Parties and their respective successors and assigns, except that none of the Issuer Related Parties may assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of the Administrative Agent and the Note Purchasers. Any such purported assignment without such express prior written consent shall be void. No Note Purchaser may assign its rights and obligations under this Agreement except as provided in Section 14.7 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of the Issuer Related Parties, the Agent and the Note Purchasers with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

14.7 Assignments; Participations. Transfer, Registration and Substitution of Notes; Successors, Assigns and Transfers.

(a) Transfer by the Note Purchasers. Each Note Purchaser may transfer to one or more other Eligible Transferees, or with the consent of the Issuer, any entity eligible to become a Note Purchaser under the rules promulgated under any Gaming Authority, all or a portion of its rights and obligations under this Agreement (including all or a portion of the Notes owing to it); provided, that:

(i) except in the case of a transfer to a Person that, immediately prior to such transfer, was a Note Purchaser or an Affiliate of a Note Purchaser, or a transfer of all of a Note Purchaser’s rights and obligations under this Agreement, the aggregate amount of the Notes owing to the transferring Note Purchaser being transferred pursuant to each such transfer (determined as of the date of the Transfer and Acceptance with respect to such transfer) shall in no event be less than $500,000 (except as otherwise agreed by the Issuer and the Administrative Agent);

(ii) the Issuer and the Administrative Agent shall receive notice of such transfer, and the Administrative Agent shall have consented to such transfer (such consent not to be unreasonably withheld, delayed or conditioned); and

(iii) the parties to each such transfer shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Transfer and Acceptance, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Note Purchaser, shall deliver to the Administrative Agent an Administrative Details Form.

Upon such consent, execution, delivery, acceptance and recording, from and after the effective date specified in such Transfer and Acceptance, (x) the transferee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been transferred to it pursuant to such Transfer and Acceptance, have the rights and obligations of a Note Purchaser hereunder and under the other Financing Agreements and (y) the Note Purchaser transferor thereunder shall, to the extent that rights and obligations hereunder have been transferred by it pursuant to such Transfer and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of a Transfer and Acceptance covering all or the remaining portion of a transferring Note Purchaser’s rights and obligations under this Agreement, such Note Purchaser shall cease to be a party hereto). For the avoidance of doubt, a Note Purchaser’s Commitment may not be assigned.

(b) Undertaking of Transferor and Transferee. By executing and delivering a Transfer and Acceptance, the Note Purchaser transferor thereunder and the transferee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Transfer and Acceptance, such transferring Note Purchaser makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such transferring Note Purchaser makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Issuer or the performance or observance by the Issuer of any of their respective obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such transferee confirms that it has received a copy of this Agreement, together with copies of the financial statements of the Issuer and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Transfer and Acceptance; (iv) such transferee will, independently and without reliance upon any Agent, such transferring Note Purchaser or any other Note Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such transferee appoints and authorizes the Agent to take such action as agents on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof and of the other Financing Agreements, together with such powers as are reasonably incidental thereto; (vi) such transferee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Note Purchaser; (vii) such transferee has provided the Issuer and the Administrative Agent with the forms and documents with respect to such transferee referred to in Section 6.4(g); and (viii) such transferee, by its acceptance of a Note registered in its name, as set forth below in paragraph (c), shall be deemed to have made the representations and warranties set forth in ARTICLE 9 hereof.

(c) Register. The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Issuer, shall maintain at its address referred to in Section 14.3 a copy of each Transfer and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Note Purchasers and the principal amount of the Notes (and any stated interest thereon) held by each Note Purchaser from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Issuer, the Agent and the Note Purchasers shall treat each Person whose name is recorded in the Register as a Note Purchaser hereunder for all purposes of this Agreement. No transfer shall be effective until it is recorded in the Register pursuant to this Section 14.7. The Register shall be available for inspection by the Issuer or any Note Purchaser at any reasonable time and from time to time upon reasonable prior notice.

(d) Transfer and Acceptance. Upon its receipt of a Transfer and Acceptance executed by a transferring Note Purchaser and a transferee and the Note or Notes, or the portion of thereof, being surrendered for transfer, together with the fee referred to in Section 14.7(a), the Administrative Agent shall, if such Transfer and Acceptance has been completed (i) accept such Transfer and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Issuer and request that the Issuer, at its own expense (except as provided below), execute and deliver one or more new Notes (as requested by the Note Purchaser thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Notes, or portions thereof. Each such new Note shall be payable to the Person as such Note Purchaser may request and shall be substantially in the form of Exhibit H. Each such new Note shall be dated and bear interest from the date to which such interest shall have been paid on the surrendered Note, or portion thereof, or dated the date of the surrendered Note, or portion thereof, if no interest shall have been paid thereon. The Issuer may require payment by the transferee of any such Note, or portion thereof, of a sum sufficient to cover any stamp tax, transfer tax or governmental charge imposed in respect of any such transfer of Notes, or portions thereof.

(e) Disclosure of Information. Any Note Purchaser may, in connection with any transfer or proposed transfer pursuant to this Section 14.7, disclose to the transferee or proposed transferee, any information relating to the Issuer furnished to such Note Purchaser by or on behalf of the Issuer; provided that, prior to any such disclosure, the transferee or proposed transferee shall agree in writing to preserve the confidentiality of any confidential information received by it from the Note Purchasers in accordance with Section 14.5.

(f) Other Pledges. Anything in this Section 14.7 to the contrary notwithstanding, each Note Purchaser shall be permitted to pledge all or any part of its right, title and interest in, to and under the Notes to any trustee for the benefit of the Note Purchasers of such Note Purchaser’s securities.

(g) No Purchase, Transfers to Note Parties or Affiliates. Anything in this Section 14.7 to the contrary notwithstanding, neither the Issuer nor any Affiliate of the Issuer may acquire any Notes (whether by purchase, redemption, redemption, transfer or otherwise) except as expressly permitted by and in accordance with the terms of this Agreement, and no Note Purchaser shall sell, transfer or participate to the Issuer or any of its Affiliates, directly or indirectly, any Notes. The Issuer shall promptly cancel all Notes acquired by it or one of its Affiliates pursuant to any payment, redemption or purchase of Notes pursuant to any provision of this Agreement and promptly notify the Administrative Agent thereof, and no Notes may be issued in substitution or exchange for any such Notes.

(h) Replacement of Notes. Upon receipt by the Issuer and the Administrative Agent of notice from any Note Purchaser of the ownership of and loss, theft, destruction or mutilation of any Note, and (a) in the case of loss, theft or destruction, of such Note Purchaser’s agreement of indemnity with respect thereto, or (b) in the case of mutilation, upon surrender and cancellation thereof, the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.8 Entire Agreement.

This Agreement, the DIP Order, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

14.9 USA Patriot Act.

Each Note Purchaser subject to the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Issuer Related Parties that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each person or corporation who opens an account and/or enters into a business relationship with it, which information includes the name and address of the Issuer Related Parties and other information that will allow such Note Purchaser to identify such person in accordance with the Act and any other applicable Law. The Issuer Related Parties are hereby advised that the purchase of Notes is subject to satisfactory results of such verification.

14.10 Counterparts, Etc.

This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

14.11 Legend.

A copy of this Agreement shall be filed with the secretary of the Issuer and kept with the records of the Issuer. Each certificate, note or other document representing Notes subject to the terms hereof and each certificate, note or other document issued in exchange for or upon the transfer of any such Notes shall be stamped or otherwise imprinted with a legend in substantially the following form (unless the transfer of such Note is being made pursuant to an effective registration statement) (the “Legend”):

“THE SECURITIES EVIDENCED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND THE SECURITIES LAWS OF ANY STATE COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, AS AMENDED, OR THE COMPANY AT ITS OPTION RECEIVES AN OPINION OF COUNSEL OF THE HOLDER OF THIS NOTE REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE SECURITIES LAWS OF ANY SUCH STATE.”

14.12 Subordination.

Notwithstanding anything herein to the contrary, the Obligations, the liens and security interests granted to the Collateral Agent pursuant to this Agreement and the other Security Documents and the exercise of any right or remedy by the Collateral Agent hereunder or thereunder are subject to the subordination terms and conditions set forth in the DIP Order which are deemed to be incorporated herein.

ARTICLE 15

GUARANTY OF OBLIGATIONS

15.1 The Guaranty.

In order to induce the Agent and the Note Purchasers to enter into this Agreement with the Issuer Related Parties, including without limitation, the Issuer, or any of its Subsidiaries and to extend credit hereunder, and in recognition of the direct benefits to be received by Guarantors from the Notes purchased hereunder, each of the Guarantors hereby agrees with the Agent and the Note Purchasers as follows: each Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment and performance when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Issuer to the Administrative Agent, and to the Note Purchasers. If any or all of the indebtedness of the Issuer to the Administrative Agent and to the Note Purchasers becomes due and payable hereunder, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent for the account of the Note Purchasers, or order, on demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent, or the Note Purchasers in collecting any of the indebtedness. The word “indebtedness” is used in this Section 15.1 in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Issuer, including all Obligations, arising in connection with this Agreement, the Notes, the DIP Order or the other Financing Agreements, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Issuer may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable. The Guaranty set forth in this Section 15.1 is a guaranty of timely payment and not of collection.

Notwithstanding any provision to the contrary contained herein or in any other of the Financing Agreements, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable Law (whether federal or state law and including, without limitation, the United States Bankruptcy Code).

15.2 Bankruptcy.

Each of the Guarantors further agrees that to the extent that the Issuer or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent, or any Note Purchaser, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Issuer or a Guarantor, the estate of the Issuer or a Guarantor, a trustee, receiver or any other party under any Debtor Relief Law, bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

15.3 Nature of Liability.

The liability of each Guarantor hereunder is exclusive and independent of any security for or other Guaranty of the indebtedness of the Issuer whether executed by any such Guarantor, any other Guarantor or by any other party, and no Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Issuer or by any other party, (b) any other continuing or other Guaranty, undertaking or maximum liability of a Guarantor or of any other party as to the indebtedness of the Issuer, (c) any payment on or in reduction of any such other Guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Issuer, (e) any payment made to the Administrative Agent, or any Note Purchasers on the indebtedness which the Administrative Agent, or such repay the Issuer pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, or (f) any event or consequence or other aspect of the Case(s) and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

15.4 Independent Obligation.

The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Issuer, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Issuer and whether or not any other Guarantor or the Issuer is joined in any such action or actions.

15.5 Authorization.

Each of the Guarantors authorizes the Administrative Agent, and each Note Purchaser, subject to Section 15.8 hereof, without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof in accordance with this Agreement, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Guarantor or any other party for the payment of the Guaranty or the indebtedness and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Note Purchasers in their discretion may determine and (d) release or substitute any one or more endorsers, Guarantors, the Issuer or other obligors and (e) take any action in the Cases that is authorized by the Bankruptcy Court or otherwise permitted under the Financing Agreements.

15.6 Reliance.

It is not necessary for Agent, or the Note Purchasers to inquire into the capacity or powers of the Issuer or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

15.7 Waiver.

(a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent, or any Note Purchaser to (i) proceed against the Issuer, any other Guarantor or any other party, (ii) proceed against or exhaust any security held from the Issuer, any other Guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent’s, or any Note Purchaser’s power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Issuer, any other Guarantor or any other party other than payment in full of the indebtedness, including, without limitation, any defense based on or arising out of the disability of the Issuer, any other Guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Issuer other than payment in full of the indebtedness. The Administrative Agent or any of the Note Purchasers, subject to Section 15.8 hereof, may, at their election, exercise any right or remedy the Administrative Agent and any Note Purchaser may have against the Issuer or any other party, or any security, without affecting or impairing in any way the liability of any

Guarantor hereunder except to the extent the indebtedness has been paid. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent and each of the Note Purchasers, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantors against the Issuer or any other party.

(b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of the Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Issuer’s financial condition and assets, the Cases, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Note Purchaser shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

(c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of the Guaranty (whether contractual, under Section 509 of the United States Bankruptcy Code, or otherwise) to the claims of the Note Purchasers against the Issuer or any other Guarantor of the indebtedness of the Issuer owing to the Note Purchasers (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of the Guaranty until such time as the Notes purchased hereunder and the other Obligations shall have been repaid in full. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent, or the Note Purchasers now has or may hereafter have against any Other Party, any endorser or any other Guarantor of all or any part of the indebtedness of the Issuer and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Note Purchasers to secure payment of the indebtedness of the Issuer until such time as the Notes purchased hereunder and the other Obligations shall have been repaid in full.

15.8 Limitation on Enforcement.

The Note Purchasers agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Note Purchasers and that no Note Purchaser shall have any right individually to seek to enforce or to enforce the Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Note Purchasers under the terms of this Agreement.

15.9 Confirmation of Payment.

The Administrative Agent and the Note Purchasers will, upon request after payment in cash in full of the indebtedness and obligations which are the subject of the Guaranty, confirm to the Issuer, the Guarantors or any other Person that such indebtedness and obligations have been paid.

ARTICLE 16

LIQUOR AND GAMING LAWS

16.1 Application of Liquor Laws and Gaming Laws.

(a) This Agreement and the other Financing Agreements are subject to laws involving the sale or distribution of liquor (the “Liquor Laws”). Without limiting the foregoing, each of the Agent and the Note Purchasers acknowledges that (i) it is subject to being called forward by the Governmental Authorities enforcing the Liquor Laws, in their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Agreement and the other Financing Agreements, including with respect to the Collateral and the ownership and operation of Gaming Facilities, may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite Governmental Authorities.

(b) This Agreement and the other Financing Agreements are subject to Gaming Laws. Without limiting the foregoing, each of the Agent and the Note Purchasers acknowledges that if the Issuer receives a notice from any applicable Gaming Authority that a Note Purchaser has been found disqualified to purchase Notes from the Issuer under applicable Gaming Laws (a “Disqualification Finding”), then the Issuer shall, within thirty (30) days after the date of the Disqualification Finding, either (i) replace such Note Purchaser with a Person that is an Eligible Transferee or (ii) prepay the portion of the Notes (and other Obligations as set forth in the proviso below) held by or owed to or for the benefit of such disqualified Note Purchaser, even where a Default has occurred and is continuing; provided, however, that, concurrently with such replacement or prepayment (as applicable), all accrued and unpaid interest, fees and other Obligations then payable or owed to or for the benefit of such disqualified Note Purchaser shall be paid in full. Notice to such disqualified Note Purchaser and the Agent shall be given by the Issuer within three (3) days of receipt of notice of such Disqualification Finding from the applicable Gaming Authority, and shall be accompanied by evidence demonstrating that such transfer or prepayment is required pursuant to Gaming Laws. Upon receipt of a notice in accordance with the foregoing, the disqualified Note Purchaser shall cooperate with the Issuer in effectuating the required transfer or prepayment within the time period set forth in such notice. Commencing on the date the Gaming Authority serves notice of its Disqualification Finding upon the Issuer, and to the extent (but only to the extent) required by applicable Gaming Laws, (A) such Note Purchaser shall no longer receive any interest payment on the Notes, (B) such Note Purchaser shall no longer exercise, directly or indirectly, any right conferred by the Notes other than the repayment thereof, and (C) such Note Purchaser shall not receive any remuneration in any form from the Issuer for services or otherwise in respect of the Notes.

(c) Each of the Agent and the Note Purchasers agrees to cooperate with all Gaming Authorities in connection with the provision of such documents or other information as may be requested by such Gaming Authorities relating to the Issuer Related Parties or to the Financing Agreements.

(d) If during the existence of an Event of Default hereunder or under any of the other Financing Agreements it shall become necessary, or in the opinion of the Required Note Purchasers advisable, for an agent, supervisor, receiver or other representative of the Agent and the Note Purchasers to become licensed under any Gaming Law as a condition to receiving the benefit of any Collateral encumbered by the Financing Agreements or to otherwise enforce the rights of the Agent and the Note Purchasers under the Financing Agreements, the Issuer hereby agrees to grant such license or licenses and to execute such further documents as may be required in connection with the evidencing of such consent.

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IN WITNESS WHEREOF, the Agent, the Note Purchasers and the Issuer Related Parties have caused these presents to be duly executed as of the day and year first above written.

ISSUER:	TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

By:
Name:
Title:

GUARANTORS:	TRUMP ENTERTAINMENT RESORTS, INC.

By:
Name:
Title:

TCI 2 HOLDINGS, LLC

By:
Name:
Title:

TRUMP MARINA ASSOCIATES, LLC

By:
Name:
Title:

TRUMP PLAZA ASSOCIATES, LLC

By:
Name:
Title:

TRUMP TAJ MAHAL ASSOCIATES, LLC

By:
Name:
Title:

TRUMP ENTERTAINMENT RESORTS DEVELOPMENT COMPANY, LLC

By:
Name:
Title:

TRUMP ENTERTAINMENT RESORTS FUNDING, INC.

By:
Name:
Title:

NOTE PURCHASERS:

Avenue Capital Management II, L.P., solely in its capacity as investment advisor to Avenue Investments, L.P., Avenue International Master, L.P., Avenue Special Situations Fund IV, L.P., Avenue Special Situations Fund V, L.P., and Avenue CDP-Global Opportunities Fund, L.P, as a Note Purchaser

By:
Name:
Title:

Contrarian Funds, LLC, as a Note Purchaser By: Contrarian Capital Management, LLC, as manager

By:
Name:
Title:

Continental Casualty Company, as a Note Purchaser

By:
Name:
Title:

GoldenTree Asset Management, LP as Investment Advisor on behalf of one or more domestic Accounts, as a Note Purchaser

By:
Name:
Title:

MFC Global Investment Management U.S. LLC, as a Note Purchaser

By:
Name:
Title:

Northeast Investors Trust, as a Note Purchaser

By:
Name:
Title:

Interstate 15 Holdings Ltd., as a Note Purchaser By: Oaktree Capital Management, L.P., its director

By:
Name:
Title:

By:
Name:
Title:

AGENT:	WILMINGTON TRUST FSB

By:
Name:
Title: